Filed Pursuant to Rule 424(b)(2)
Registration No. 333-270042
The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 8, 2023
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated February 27, 2023)

Shares
% Fixed-Rate Reset Series D Cumulative
Perpetual Redeemable Preferred Shares
(Liquidation Preference $25.00 Per Share)
We are offering     of our   % Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares, par value $0.01 per share (the “Series D Preferred Shares” or the “shares”).
Distributions on the shares are cumulative from and including the date of original issue and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2023, in each case when, as, and if declared by our board of directors out of funds legally available for such purpose. An initial distribution on the shares will be payable on June 15, 2023 in an amount equal to approximately $   per share. Distributions based on the stated liquidation preference of $25.00 per share will be payable on the shares at a rate equal to (i) from and including the date of original issue to, but excluding, June 15, 2028,   % per annum, and (ii) thereafter, during each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset distribution determination date (as described elsewhere in this prospectus supplement) plus a spread of    basis points per annum.
At any time or from time to time on or after June 15, 2028, we may, at our option, redeem the shares, in whole or in part, at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. In addition, prior to June 15, 2028, we may, at our option, redeem the shares, in whole but not in part, upon the occurrence of a Rating Event, a Series D Preferred Share Tax Redemption Event, or a Change of Control (each as defined herein) at the applicable redemption price set forth in “Description of the Series D Preferred Shares—Redemption.” If (i) a Change of Control occurs (whether before, on or after June 15, 2028) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all of the outstanding shares, the distribution rate per annum on the shares will increase by 5.00%, beginning on the 31st day following such Change of Control. See “Description of the Series D Preferred Shares—Redemption.”
The shares will rank equally with each other series of our Parity Securities (as hereinafter defined) (including our Series A Preferred Shares, our Series B Preferred Shares and our Series C Preferred Shares), junior to our Senior Securities (as hereinafter defined) and senior to our Junior Securities (as hereinafter defined) with respect to payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up. See “Description of the Series D Preferred Shares—Ranking” and “Description of the Series D Preferred Shares—Priority Regarding Distributions.” The shares will not have any voting rights, except as set forth under “Description of the Series D Preferred Shares—Voting Rights.”
We intend to apply to list the shares on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “FTAIM.” If the application is approved, we expect trading of the shares on the NASDAQ to begin within 30 days after the shares are first issued. Currently, there is no public market for the shares.
Investing in the shares involves a high degree of risk. Before making a decision to invest in the shares, you should read the discussion of material risks of investing in the shares in “Risk Factors” beginning on page S-12 of this prospectus supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by annual, quarterly and other reports we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total(1)
Public Offering Price	$	$
Underwriting Discount(2)	$	$
Proceeds Before Expenses to Us	$	$
(1)	Assumes no exercise of the underwriters’ option to purchase additional shares, as described below.
(2)	The underwriting discount will be $ per share. We refer you to “Underwriting” beginning on page S-37 of this prospectus supplement for additional information regarding underwriting compensation.
We have also granted the underwriters an option to purchase up to an additional    shares at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus supplement solely to cover overallotments, if any.
The underwriters are offering the shares as set forth under “Underwriting”. Delivery of the shares will be made on or about   , 2023.
Joint Book-Running Managers
Morgan Stanley	Citigroup	J.P. Morgan
RBC Capital Markets	Stifel	UBS Investment Bank
Co-Managers
Benchmark Company	BTIG	Cantor	Compass Point	Jefferies
JMP Securities	Oak Ridge Financial	Piper Sandler	Raymond James
The date of this prospectus supplement is     , 2023.

Prospectus Supplement
Prospectus
We expect to deliver the shares against payment for the shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the shares (“T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares prior to the second business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus (including
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any pricing term sheet) prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to give any information or to make any representations except as contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely on unauthorized information or representations. This prospectus supplement and the accompanying prospectus do not offer to sell or solicit an offer to buy any of these securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of each such document incorporated by reference. We do not imply that there has been no change in the information contained or incorporated by reference in this prospectus supplement or in our business, financial condition, results of operations or prospects subsequent to that date by delivering this prospectus supplement or making any sale hereunder.
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ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or the context otherwise requires, references to the following terms will have the meanings specified below:
•	references to “fiscal year” refer to the year ending or ended December 31. For example, “fiscal year 2022” means the period from January 1, 2022 to December 31, 2022;
•	references to “Fortress” refer to Fortress Investment Group LLC;
•	references to “Fortress Transportation” refer to Fortress Transportation and Infrastructure Investors LLC;
•	references to “Master GP” refer to Fortress Worldwide Transportation and Infrastructure Master GP LLC;
•	references to “FTAI Aviation,” “the Company,” “we,” “us,” “our” and similar references refer to FTAI Aviation Ltd., a Cayman Islands exempted company, and its consolidated subsidiaries;
•	references to “GAAP” refer to the accounting principles generally accepted in the United States of America;
•	references to “Holdco” refer to FTAI Aviation Holdco Ltd., a subsidiary of FTAI Aviation;
•
references to our “Management Agreement” refer to the Management and Advisory Agreement, dated as of July 31, 2022, by and among FTAI Aviation, Holdco, the Manager (as defined below) and each of the subsidiaries that are party thereto, as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus;

•	references to our “Manager” refer to FIG LLC, our Manager and an affiliate of Fortress;
•
references to our “Revolving Credit Facility” refer to the $300.0 million revolving credit facility provided under the credit agreement, dated as of September 20, 2022, among Fortress Transportation, certain lenders and issuing banks that are party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended as of November 22, 2022;

•	references to the “SEC” refer to the Securities and Exchange Commission;
•
references to our “Services and Profit Sharing Agreement” refer to the Services and Profit Sharing Agreement, dated as of November 10, 2022, by and among Holdco, Fortress Transportation and Master GP, as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus; and

•	references to “SoftBank” refer to SoftBank Group Corp.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about us and our debt securities and capital stock. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to us. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus supplement are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. The following is a summary of the principal risk factors that make investing in our shares risky and may materially adversely affect our business, financial condition, results of operations and cash flows. This summary should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
We believe that these factors include, but are not limited to:
•
changes in economic conditions generally and specifically in our industry sectors, and other risks relating to the global economy, including, but not limited to, the Russia-Ukraine conflict and any related responses or actions by businesses and governments;

•	reductions in cash flows received from our assets, as well as contractual limitations on the use of our aviation assets to secure debt for borrowed money;
•	our ability to take advantage of acquisition opportunities at favorable prices;
•	a lack of liquidity surrounding our assets, which could impede our ability to vary our portfolio in an appropriate manner;
•	the relative spreads between the yield on the assets we acquire and the cost of financing;
•	adverse changes in the financing markets we access affecting our ability to finance our acquisitions;
•	customer defaults on their obligations;
•	our ability to renew existing contracts and enter into new contracts with existing or potential customers;
•	the availability and cost of capital for future acquisitions;
•	concentration of a particular type of asset or in a particular sector;
•	competition within the aviation sector;
•	the competitive market for acquisition opportunities;
•	risks related to operating through joint ventures, partnerships, consortium arrangements or other collaborations with third parties;
•	our ability to successfully integrate acquired businesses;
•	obsolescence of our assets or our ability to sell, re-lease or re-charter our assets;
•	exposure to uninsurable losses and force majeure events;
•	the legislative/regulatory environment and exposure to increased economic regulation;
•	exposure to the oil and gas industry’s volatile oil and gas prices;
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•	difficulties in obtaining effective legal redress in jurisdictions in which we operate with less developed legal systems;
•	our ability to maintain our exemption from registration under the Investment Company Act of 1940 and the fact that maintaining such exemption imposes limits on our operations;
•	our ability to successfully utilize leverage in connection with our investments;
•	foreign currency risk and risk management activities;
•	effectiveness of our internal control over financial reporting;
•	exposure to environmental risks, including natural disasters, increasing environmental legislation and the broader impacts of climate change;
•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;
•	actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;
•	our dependence on our Manager and its professionals and actual, potential or perceived conflicts of interest in our relationship with our Manager;
•	effects of the merger of Fortress with affiliates of SoftBank;
•	volatility in the market price of our shares;
•	the inability to pay dividends to our shareholders in the future; and
•	other risks described in the “Risk Factors” section of this prospectus supplement.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement. The forward-looking statements made or incorporated by reference in this prospectus supplement relate only to events as of the date of this prospectus supplement or the date of the other documents incorporated by reference herein, as applicable. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.
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NON-GAAP FINANCIAL MEASURES
This prospectus supplement, including the information incorporated by reference herein, contains both financial measures prepared and presented in accordance with GAAP and a non-GAAP financial measure, Adjusted EBITDA, which is a measurement of financial performance that is not prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Accordingly, this non-GAAP financial measure should not be considered as a substitute for data prepared and presented in accordance with GAAP. This non-GAAP financial measure is or has been used by FTAI Aviation’s management when evaluating results of operations and as otherwise described below. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.
Our chief operating decision maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure. This performance measure provides the CODM with the information necessary to assess operational performance and make resource and allocation decisions. We believe Adjusted EBITDA is a useful metric for investors and analysts for similar purposes of assessing our operational performance.
During the third quarter of 2022, we updated our measure of segment profit to include the add back of dividends on preferred shares in Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, dividends on preferred shares and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.
Although we use or have used this non-GAAP financial measure to assess the performance of our business and for the other purposes set forth above, the use of this non-GAAP financial measure as an analytical tool has limitations, and you should not consider it in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. For a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measures, see “Prospectus Supplement Summary—Summary Historical Financial Information.”
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TRADEMARKS, SERVICE MARKS AND COPYRIGHTS
We own or have rights to trademarks, logos, service marks and trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. We also own or have rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, trade names and copyrights included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are listed without the TM, SM, © and ® symbols, but such references do not constitute a waiver of any rights that might be associated with the respective trademarks, service marks, trade names and copyrights included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. It may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus, prepared by us or on our behalf, we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein carefully, including the financial statements and the related notes, before making a decision to invest in the securities. You should pay special attention to the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, to determine whether an investment in the shares is appropriate for you. Some information in this prospectus supplement contains forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements.”
Our Company
FTAI Aviation Ltd., a Cayman Islands exempted company, was formed on December 8, 2017, and is the surviving parent company upon completion of the transactions contemplated in that certain Agreement and Plan of Merger (the “Merger”) on November 10, 2022, between Fortress Transportation, FTAI Aviation and certain other parties thereto. Our business has been, and will continue to be, conducted through Holdco for the purpose of acquiring, managing and disposing of transportation and transportation-related equipment assets.
We are externally managed by our Manager, which has a dedicated team of experienced professionals focused on the acquisition of transportation and infrastructure assets since 2002. On December 27, 2017, SoftBank acquired Fortress (the “SoftBank Merger”). In connection with the SoftBank Merger, Fortress operates within SoftBank as an independent business headquartered in New York.
We own and acquire high quality aviation equipment that is essential for the transportation of goods and people globally. Additionally, we own and lease offshore energy equipment. We target assets that, on a combined basis, generate strong cash flows with potential for earnings growth. We believe that there are a large number of acquisition opportunities in our markets and that our Manager’s expertise and business and financing relationships, together with our access to capital, will allow us to take advantage of these opportunities. As of December 31, 2022, we had total consolidated assets of $2.4 billion and total equity of $19.4 million.
Our operations consist of Aviation Leasing and Aerospace Products. Our Aviation Leasing business acquires assets that are designed to carry cargo or people. Aviation equipment assets are typically long-lived, moveable and leased by us on either operating leases or finance leases to companies that provide transportation services. Our leases generally provide for long-term contractual cash flow with high cash-on-cash yields and include structural protections to mitigate credit risk. Our Aerospace Products business develops and manufactures through a joint venture, and repairs and sells, through exclusivity arrangements, aftermarket components for aircraft engines primarily for the CFM56-7B and CFM56-5B commercial aircraft engines. Our engine and module sales are facilitated through The Module Factory, a dedicated commercial maintenance program, designed to focus on modular repair and refurbishment of CFM56-7B and CFM56-5B engines, performed by a third party. Used serviceable material is sold through our exclusive partnership with AAR Corp, who is responsible for the teardown, repair, marketing and sales of spare parts from our CFM56 engine pool. We also hold a 25% interest in the Advanced Engine Repair JV which focuses on developing new cost savings programs for engine repairs. By leveraging our full suite of CFM56 maintenance products, when all relevant Parts Manufacturer Approvals (“PMAs”) have been received by the Federal Aviation Authority, we expect to save customers approximately 50% of the cost of a traditional shop visit today. We expect that these savings for our customers will compound over time due to anticipated incremental efficiencies related to parts manufacturer approval of our parts, the recycling of modules and material through The Module Factory and our partnership with AAR Corp. However, there can be no assurance that we will receive any or all of such expected PMAs or that our customers will be able to achieve these cost savings. See “Risk Factors—Risk Related to Our Business— The airline industry is heavily regulated, and if we fail to comply with applicable requirements, our results of operations could suffer” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
Pursuant to the terms of the Management Agreement, our Manager provides a management team and other professionals who are responsible for implementing our business strategy and performing certain services for us, subject to oversight by our board of directors. For its services, our Manager is entitled to an annual management fee. Our Manager will also receive an option to acquire our ordinary shares in connection with this offering. See “The Offering.” For more information about the terms of our Management Agreement and our compensation arrangements with our Manager please see Note 13, Management Agreement and Affiliate Transactions, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Pursuant to the terms of the Services and Profit Sharing Agreement, Master GP is eligible to receive incentive compensation depending upon our performance, on substantially similar terms as it was entitled to receive such payments prior to the Merger. For more information about the terms of our Services and Profit Sharing Agreement and our compensation arrangements with Master GP, please see Note 13, Management Agreement and Affiliate Transactions, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Corporate Information
FTAI Aviation Ltd., a Cayman Islands exempted company, was formed on December 8, 2017, and is the surviving parent company upon completion of the Merger on November 10, 2022, between Fortress Transportation, FTAI Aviation and certain other parties thereto. Our principal executive offices are located at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105. Our telephone number is 212-798-6100. Our web address is www.ftaiaviation.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

THE OFFERING
The summary below contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein before making an investment decision. As used in this section, “we,” “our” and “us” refer only to FTAI Aviation Ltd. and not to its consolidated subsidiaries.
Issuer
FTAI Aviation Ltd., a Cayman Islands exempted company.
Securities Offered
We are offering     (or     if the underwriters exercise in full their option to purchase additional shares) of our   % Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares, with each share having a par value of $0.01 and a liquidation preference of $25.00.
Price Per Series D Preferred Share
$25.00.
Maturity
Perpetual (unless redeemed by us on or after June 15, 2028 or in connection with a Rating Event, Tax Redemption Event or Change of Control). Holders of the shares will have no right to require the redemption of the shares. See “—Optional Redemption on or after June 15, 2028,” “—Optional Redemption Upon a Rating Event”, “—Optional Redemption Upon a Change of Control” and “—Optional Redemption Upon a Series D Preferred Share Tax Redemption Event.”
Distributions
Distributions on the shares will accrue and be cumulative from and including the date of original issue and, when, as and if declared by our board of directors, will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2023 (each, a “Distribution Payment Date”) to holders of record on the applicable record date, which for any Distribution Payment Date shall be the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by our board of directors as described in “Description of the Series D Preferred Shares—Distributions.”
If any Distribution Payment Date is a day that is not a business day, then declared distributions with respect to that Distribution Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment.
When, as and if declared by our board of directors, we will pay, out of amounts legally available for such purpose, cumulative cash distributions on the shares based on the stated liquidation preference of $25.00 per share at a rate equal to (i) for each distribution period from and including the date of original issue to, but excluding, June 15, 2028 (the “First Reset Date”),   % per annum, and (ii) for each distribution period beginning on the First Reset Date, during each reset

period, the five-year treasury rate as of the most recent Reset Distribution Determination Date (as defined below) plus   % per annum. An initial distribution on the shares will be payable on June 15, 2023 in an amount equal to approximately $   per share.
A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a business day. A “Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date. A “Reset Distribution Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
Certain of our existing debt instruments do, and our future debt instruments may, restrict the authorization, payment or setting apart of distributions on the shares.
See “Description of the Series D Preferred Shares—Distributions.”
Optional Redemption on or after June 15, 2028
At any time on or after June 15, 2028, we may redeem, in whole or in part, the shares at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. We may undertake multiple partial redemptions.
See “Description of the Series D Preferred Shares—Redemption—Optional Redemption on or after June 15, 2028.”
Optional Redemption upon a Rating Event
Prior to June 15, 2028, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Event, we may, at our option, redeem the shares in whole, but not in part, at a redemption price of $25.50 (102% of the liquidation preference of $25.00) per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
See “Description of the Series D Preferred Shares—Redemption—Optional Redemption upon a Rating Event.”
Optional Redemption upon a Change of Control
Prior to June 15, 2028, if a Change of Control occurs, we may, at our option, redeem the shares in whole, but not in part, at a redemption price of $25.25 (101% of the liquidation preference of $25.00) per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.

See “Description of the Series D Preferred Shares—Redemption—Optional Redemption upon a Change of Control.”
Optional Redemption upon a Series D Preferred Share Tax Redemption Event
In the event of the Company’s determination that tax withholding is required with respect to distributions or other payments made on the Series D Preferred Shares, we may, at our option, redeem the shares in whole, but not in part, at a redemption price of $25.00 per Series D Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
See “Description of the Series D Preferred Shares—Redemption—Optional Redemption upon a Series D Preferred Share Tax Redemption Event.”
Distribution Rate Step-Up Following a Change of Control
If (i) a Change of Control occurs (whether before, on or after June 15, 2028) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all of the outstanding shares, the distribution rate per annum on the shares will increase by 5.00%, commencing on the 31st day following such Change of Control.
Payment of Additional Amounts
Subject to our right to optionally redeem the Series D Preferred Shares as set forth under “Description of the Series D Preferred Shares—Redemption—Optional Redemption upon a Series D Preferred Share Tax Redemption Event” and certain other limitations, we will pay additional amounts to holders of the Series D Preferred Shares, as additional distributions, to make up for any deduction or withholding for any taxes or other charges imposed on amounts we must pay with respect to the Series D Preferred Shares, so that the net amounts received by a holder of Series D Preferred Shares after withholding or deduction for taxes or other charges will be equal to the amounts that would have been received in respect of such Series D Preferred Shares had no such withholding or deduction for taxes or other charges been required. See “Description of the Series D Preferred Shares – Payment of Additional Amounts.”
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of the shares will generally, subject to certain exceptions described under the caption “Description of the Series D Preferred Shares—Liquidation Rights,” have the right to receive the liquidation preference of $25.00 per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for distribution periods prior to the distribution period in which the liquidation distribution is made and any declared and unpaid distributions for the then current distribution period in which the liquidation distribution is made to the date of such liquidation distribution.
See “Description of the Series D Preferred Shares—Liquidation Rights.”
A consolidation or merger of us with or into any other entity or by another entity with or into us or the sale, lease, exchange or other transfer of all or substantially all of our assets will not be deemed to be a liquidation, dissolution or winding up of our affairs.
Voting Rights
Holders of the shares will generally have no voting rights, except that holders of the shares will be entitled to certain voting rights described under the caption “Description of the Series D Preferred Shares—Voting Rights.”
Ranking
The Series D Preferred Shares will rank, with respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, (1) senior and prior to our ordinary shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series D Preferred Shares; (2) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series D Preferred Shares or does not state it is junior or senior to the Series D Preferred Shares (including our Series A Preferred Shares, our Series B Preferred Shares and our Series C Preferred Shares); (3) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series D Preferred Shares; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our ordinary shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries. See “Description of the Series D Preferred Shares—Ranking.”
At December 31, 2022, we and our consolidated subsidiaries had approximately $2.2 billion of indebtedness ranking senior to the Series D Preferred Shares (excluding intercompany indebtedness).
Sinking Fund
The shares will not be entitled or subject to any sinking fund requirement.
Conversion; Exchange and Preemptive Rights
The shares will not be entitled to any preemptive rights or other rights to purchase or subscribe for our ordinary shares or any other security, and will not be convertible into or exchangeable for our ordinary shares or any other security or property at the option of the holder.
Listing
We intend to apply to list the Series D Preferred Shares on the NASDAQ under the symbol “FTAIM.” If approved, trading of the Series D Preferred Shares on the NASDAQ is expected to commence within 30 days after the original issue date of the shares. While the underwriters have advised us that they intend to make a market in the Series D Preferred Shares prior to commencement of any trading on the NASDAQ, they are under no obligation to do so and no assurance can be given that a market for the Series D Preferred Shares will develop prior to commencement of trading or, if developed, will be maintained or be liquid.
Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $    million (or $    million if the underwriters exercise in full their option to purchase additional shares). We intend to use the net proceeds from our sale of the shares in this offering for general corporate purposes.
Manager Options
Upon the successful completion of this offer, we will pay and issue to our Manager or an affiliate of our Manager, pursuant to and in accordance with the terms of the Management Agreement and our Nonqualified Stock Option and Incentive Award Plan, options to purchase our ordinary shares in an amount equal to 10% of the gross capital raised in this offering, divided by the fair market value of an ordinary share as of the date of issuance. The options will have an exercise price equal to the fair market value of an ordinary share as of the date of issuance.
The options will be fully vested as of the date of grant, become exercisable as to 1/30 of the shares to which they are subject on the first day of each of the 30 calendar months following the first month after the date of the grant and expire on the tenth anniversary of the date of grant.
Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC.
Book-Entry and Form
The Series D Preferred Shares will be issued and maintained only in book-entry form registered in the name of The Depository Trust Company or its nominee, except under limited circumstances.
U.S. Federal Income Tax Considerations
We expect to be treated as a “passive foreign investment company” (a “PFIC”) for U.S. federal income purposes, and, as a result, U.S. Holders (as defined in the section entitled “United States Federal Income Tax Considerations”) may be subject to adverse U.S. federal income tax consequences in respect of their Series D Preferred Shares. See “Risk Factors—Risks Related to Taxation.” For a discussion of the material U.S. federal income tax considerations of owning and disposing of the shares, please see the section entitled “United States Federal Income Tax Considerations”.
Risk Factors
An investment in the shares involves a high degree of risk. You should carefully consider the information set forth under the heading “Risk Factors” in this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement, before deciding whether to invest in the shares.
Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares.

SUMMARY HISTORICAL FINANCIAL INFORMATION
The summary financial data presented below should be read in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our reports filed with the SEC and incorporated by reference in this prospectus supplement (excluding portions of those reports which are furnished and not filed). See “Where You Can Find More Information.”
The following table sets forth our summary financial and other data for the fiscal years ended December 31, 2022, 2021 and 2020, and as of December 31, 2022 and December 31, 2021. The summary financial and other data for the fiscal years ended December 31, 2022, 2021 and 2020, and as of December 31, 2022 and 2021, has been derived from our audited consolidated financial statements, which are incorporated by reference in this prospectus supplement. The financial information for the three months ended December 31, 2022 included below has been derived using our audited consolidated financial statements for the year ended December 31, 2022, which are incorporated by reference in this prospectus supplement, and the unaudited financial statements for the nine months ended September 30, 2022 included in our quarterly report on Form 10-Q, filed with the SEC on October 31, 2022, which are not incorporated by reference in this prospectus supplement.
	Year Ended December 31,
(dollars in thousands)	2022	2021	2020
Statement of Operations Data:
Total revenues	708,411	335,583	297,934
Total expenses	870,912	419,186	332,247
Other income (expense):
Equity in losses of unconsolidated entities	(369)	(1,403)	(1,932)
Gain (loss) on sale of assets, net	77,211	49,015	(300)
Loss on extinguishment of debt	(19,859)	(3,254)	(6,943)
Other income (loss)	207	(490)	94
Total other income (expense)	57,190	43,868	(9,081)
Loss from continuing operations before income taxes	(105,311)	(39,735)	(43,394)
Provision for (benefit from) income taxes	5,300	3,126	(4,343)
Net loss from continuing operations	(110,611)	(42,861)	(39,051)
Net loss from discontinued operations, net of income taxes	(101,416)	(87,845)	(64,641)
Net loss	(212,027)	$(130,706)	$(103,692)
Less: Net loss attributable to non-controlling interest in consolidated subsidiaries:
Continuing operations	—	—	—
Discontinued operations	(18,817)	(26,472)	(16,522)
Less: Dividends on preferred shares	27,164	24,758	17,869
Net loss attributable to shareholders	$(220,374)	$(128,992)	$(105,039)
Cash Flow Data(a):
Net cash (used in) provided by operating activities	$(20,657)	$(22,044)	$63,106
Net cash used in investing activities	(411,253)	(1,286,958)	(509,123)
Net cash provided by financing activities	44,914	1,587,645	364,918
Other Financial Data:
Adjusted EBITDA (non-GAAP)(b)(c)	$428,097	$322,828	$266,469

(dollars in thousands)	As of December 31, 2022	As of December 31, 2021
Balance Sheet Data:
Cash and cash equivalents	$33,565	$138,206
Restricted cash	19,500	—
Accounts receivable, net	99,443	124,924
Leasing equipment, net	1,913,553	1,855,637
Property, plant, and equipment, net	10,014	38,263
Investments	22,037	22,917
Intangible assets, net	41,955	30,962
Inventory, net	163,676	100,307
Other assets	125,834	110,337
Assets of discontinued operations	—	2,442,301
Total assets	2,429,577	4,863,854
Debt, net	2,175,727	2,501,587
Other liabilities	234,448	1,238,167
Total liabilities	2,410,175	3,739,754
Total equity	$19,402	$1,124,100
(a)	The cash flows related to discontinued operations have not been segregated and are included in the Consolidated Statements of Cash Flows for all periods presented.
(b)
Adjusted EBITDA is a measurement of financial performance that is not prepared and presented in accordance with U.S. GAAP. While we believe that the presentation of this non-GAAP measure will enhance an investor’s understanding of our operating performance, the use of this non-GAAP measure as an analytical tool has limitations and you should not consider it in isolation, or as a substitute for an analysis of our results of operations as reported in accordance with U.S. GAAP. Adjusted EBITDA should not be considered as an alternative to comparable U.S. GAAP measures of profitability and may not be comparable with the measures as defined by other companies.

(c)
We define Adjusted EBITDA as net income (loss) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, dividends on preferred shares and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA. We believe that net income (loss) attributable to shareholders, as defined by U.S. GAAP, is the most appropriate earnings measurement with which to reconcile Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss) attributable to shareholders as determined in accordance with U.S. GAAP. The table below reconciles Adjusted EBITDA to net income (loss) attributable to shareholders for the years ended December 31, 2022, 2021 and 2020.

Adjusted EBITDA Reconciliation:	Year Ended December 31,
(dollars in thousands)	2022	2021	2020
Net loss attributable to shareholders from continuing operations	$(137,775)	$(67,619)	$(56,920)
Add: Provision for (benefit from) income taxes	5,300	3,126	(4,343)
Add: Equity-based compensation expense	—	—	—
Add: Acquisition and transaction expenses	13,207	17,911	9,868
Add: Losses on the modification or extinguishment of debt and capital lease obligations	19,859	3,254	6,943
Add: Changes in fair value of non-hedge derivative instruments	—	—	—
Add: Asset impairment charges	137,219	10,463	33,978
Add: Incentive allocations	3,489	—	—
Add: Depreciation and amortization expense(1)	190,031	175,718	171,632
Add: Interest expense and dividends on preferred shares	196,358	179,775	105,311
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities(2)	40	(1,203)	(1,932)
Less: Equity in losses of unconsolidated entities	369	1,403	1,932
Less: Non-controlling share of Adjusted EBITDA	—	—	—
Adjusted EBITDA (non-GAAP)	$428,097	$322,828	$266,469
(1)
Depreciation and amortization expense includes (i) $152,917, $147,740 and $141,286 of depreciation and amortization expense, (ii) $13,913, $4,993 and $3,747 of lease intangible amortization and (iii) $23,201, $22,985 and $26,599 of amortization for lease incentives for the years ended December 31, 2022, 2021 and 2020, respectively.

(2)
Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the years ended December 31, 2022, 2021 and 2020: (i) net loss of $(369), $(1,403) and $(1,932), and (ii) depreciation and amortization expense of $409, $200 and $0, respectively.

The table below reconciles Adjusted EBITDA to net income (loss) attributable to shareholders for the three months ended December 31, 2022 for each reportable segment.
	For the Three Months Ended December 31, 2022
($s in thousands)	Aviation Leasing	Aerospace Products	Corporate and Other	Total
Net income (loss) attributable to shareholders from continuing operations	$57,609	$23,410	$(61,009)	$20,010
Add: Provision for (benefit from) income taxes	386	(2,094)	(349)	(2,057)
Add: Equity-based compensation expense	—	—	—	—
Add: Acquisition and transaction expenses	1,299	228	3,340	4,867
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	(2)	(2)
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	—
Add: Asset impairment charges	9,048	—	—	9,048
Add: Incentive allocations	—	—	3,489	3,489
Add: Depreciation & amortization expense(1)	41,932	80	2,265	44,277
Add: Interest expense and dividends on preferred shares	—	—	43,788	43,788
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities(2)	50	(175)	—	(125)
Less: Equity in losses of unconsolidated entities	13	231	—	244
Less: Non-controlling share of Adjusted EBITDA	—	—	—	—
Adjusted EBITDA	$110,337	$21,680	$(8,478)	$123,539
(1)	Total
Includes the following items for the three months ended December 31, 2022: (i) depreciation and amortization expense of $37,456, (ii) lease intangible amortization of $3,654 and (iii) amortization for lease incentives of $3,167, respectively.
Aviation Leasing
Includes the following items for the three months ended December 31, 2022: (i) depreciation and amortization expense of $35,111, (ii) lease intangible amortization of $3,654 and (iii) amortization for lease incentives of $3,167, respectively.
(2)	Total
Includes the following items for the three months ended December 31, 2022: (i) net loss of $244 and (ii) depreciation and amortization expense of $119, respectively.
Aviation Leasing
Includes the following items for the three months ended December 31, 2022: (i) net loss of $13 and (ii) depreciation and amortization of $63, respectively.
Aerospace Products
Includes the following items for the three months ended December 31, 2022: (i) net loss of $231 and (ii) depreciation and amortization of $56, respectively.

RISK FACTORS
An investment in the shares involves a high degree of risk. You should carefully consider the following risks described below together with all of the other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus (including any pricing term sheet) we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein. For a further discussion of the risks, uncertainties and assumptions relating to an investment in our business, please see the discussion under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of the following risks, as well as other risks and uncertainties, could harm the value of the shares directly or our business and financial results and thus indirectly cause the value of the shares to decline. Such risks are not the only ones that could impact our company or the value of the shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. As a result of any of these risks, known or unknown, you may lose all or part of your investment in the shares. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement.
Risks Related to Our Series D Preferred Shares
The shares are equity securities and are subordinated to our existing and future indebtedness.
The shares are our equity interests and do not constitute indebtedness. This means that the shares will rank junior to all of our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in our liquidation.
At December 31, 2022, we and our consolidated subsidiaries had approximately $2.2 billion of indebtedness ranking senior to the Series D Preferred Shares (excluding intercompany indebtedness), and we have the ability to incur additional indebtedness under our credit facilities and other existing or future debt arrangements.
Further, the shares will place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “—Holders of the shares will have limited voting rights.”
We conduct substantially all of our operations through our subsidiaries, and substantially all of our operating assets are held directly by our subsidiaries. As a result, our cash flow and our ability to pay distributions on the shares will be dependent upon dividends or other intercompany transfers of funds from these subsidiaries.
The incurrence or issuance of debt, which ranks senior to the shares upon our liquidation, and future issuances of equity or equity-related securities (including additional Series A Preferred Shares, additional Series B Preferred Shares, additional Series C Preferred Shares or additional Series D Preferred Shares), which could dilute your interests and may under certain circumstances rank senior to the Series D Preferred Shares, may negatively affect the market price of the shares.
We have incurred and may in the future incur or issue debt or issue equity or equity-related securities to finance our operations, acquisitions or investments. Upon our liquidation, lenders and holders of our debt and holders of preferred shares that rank senior to the shares (if any) would receive a distribution of our available assets before holders of the shares. Any future incurrence or issuance of debt would increase our interest cost and could adversely affect our results of operations and cash flows. Additional issuances of preferred shares, directly or through convertible or exchangeable securities, warrants or options, or the perception of such issuances, may reduce the market price of the shares. In addition, under certain circumstances we can issue preferred shares that rank senior to the Series D Preferred Shares, which could eliminate or otherwise limit our ability to make distributions to holders of the Series D Preferred Shares. See “—The terms of the shares do not limit our ability to incur indebtedness or other liabilities and, under certain circumstances, we may issue equity securities that rank senior to the shares.” We are not required to offer any additional equity securities to holders of the Series D Preferred Shares on a preemptive basis. Therefore, additional issuances of the Series D Preferred Shares, directly or through convertible or exchangeable securities, warrants or options, will dilute the interests of the holders of the Series D Preferred Shares and such issuances, or the perception of such issuances, may reduce the market price of the Series D Preferred Shares. Because our decision to incur or issue debt or issue equity or equity-related securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, holders of the shares will bear the risk that our future incurrence or issuance of debt or issuance of equity or equity-related securities will adversely affect the market price of the shares.
The terms of our existing and future indebtedness may restrict our ability to make distributions on the shares or to redeem the shares.
Distributions on the shares will only be paid if the distribution is not restricted or prohibited by law or the terms of any of our equity securities or indebtedness. Certain of our existing debt instruments do, and our future debt instruments may, restrict our ability to make distributions on the shares and to redeem the shares. The shares place no restrictions on our ability to incur indebtedness with such restrictive covenants.
We have issued Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, and we may issue additional Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and/or additional series and classes of preferred shares that rank equally with the Series D Preferred Shares as to dividend rights, rights upon liquidation or voting rights.
We currently have 4,180,000 Series A Preferred Shares outstanding, 4,940,000 Series B Preferred Shares outstanding and 4,200,000 Series C Preferred Shares outstanding, and each such series will rank equally with the Series D Preferred Shares as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs.
Subject to limited exceptions as set forth in “Description of the Series D Preferred Shares—Voting Rights,” we are allowed to issue additional Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and/or additional series and classes of preferred shares that would rank equally with the Series D Preferred Shares as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs without any vote of the holders of the shares. The issuance of additional Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and additional series and classes of Parity Securities could have the effect of reducing the amounts available to the holders of the shares issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the shares issued in this offering if we do not have sufficient funds to pay dividends on all shares outstanding and other classes of our capital stock with equal priority with respect to dividends, including our Series A Preferred Shares, our Series B Preferred Shares and our Series C Preferred Shares.
In addition, although holders of the shares are entitled to limited voting rights, as described under the caption “Description of the Series D Preferred Shares—Voting Rights,” with respect to such matters, the shares will vote together as a single class along with all other series and classes of our Parity Securities (including our Series A Preferred Shares, our Series B Preferred Shares and our Series C Preferred Shares) that we have issued or may issue upon which like voting rights have been conferred and are exercisable (“Other Voting Preferred Shares”). As a result, the voting rights of holders of the shares may be significantly diluted, and the holders of such other series and classes of preferred shares that we have issued or may issue may be able to control or significantly influence the outcome of any vote.
Future issuances and sales of Parity Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the shares to decline, and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.
The terms of the shares do not limit our ability to incur indebtedness or other liabilities and, under certain circumstances, we may issue equity securities that rank senior to the shares.
The terms of the shares will not limit our ability to incur indebtedness or other liabilities. As a result, we and our subsidiaries may incur indebtedness or other liabilities that will rank senior to the shares. See “—The shares are equity securities and are subordinated to our existing and future indebtedness.” In addition, although we do not currently have any outstanding equity securities that rank senior to the shares, we may issue additional equity securities that, with the approval of the holders of the shares and all Other Voting Preferred Shares, acting as a single class, as described under “Description of the Series D Preferred Shares—Voting Rights,” rank senior to the shares. The incurrence of indebtedness or other liabilities that will rank senior to the shares and the issuance of securities ranking senior to the shares may reduce the amount available for distributions and the amount recoverable by holders of the shares in the event of our liquidation, dissolution or winding-up.

Market interest rates may adversely affect the value of the shares, and the distribution payable on the shares will vary on and after June 15, 2028 based on market interest rates.
One of the factors that will influence the price of the shares will be the distribution yield on the shares (as a percentage of the price of the shares) relative to market interest rates. An increase in market interest rates, like the current market interest rate environment, may lead prospective purchasers of the shares to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution to our shareholders, including the holders of the shares. Accordingly, higher market interest rates, like the current interest rate environment, could cause the market price of the shares to decrease.
The distribution rate will reset on the First Reset Date and each subsequent Reset Date and any distributions declared may be less than the initial fixed rate of   % per annum in effect until the First Reset Date.
The distribution rate on the shares for each reset period will equal the five-year treasury rate as of the most recent Reset Distribution Determination Date plus   % per annum. Therefore, the distribution rate and any distributions declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect five-year treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year treasury rates.
The historical five-year treasury rates are not an indication of future five-year treasury rates.
In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time during any reset period, and you should not take the historical U.S. Treasury rates as an indication of future rates.
The market price and trading volume of the shares may be volatile, which could result in rapid and substantial losses for holders of the shares.
The market price of the shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in the shares may fluctuate and cause significant price variations to occur. The offering price of our shares will be determined by negotiation among us, our Manager and its affiliates and the underwriters based on a number of factors and may not be indicative of prices that will prevail in the open market following completion of this offering. If the market price of the shares declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. The market price of the shares may fluctuate or decline significantly in the future. Some of the factors that could negatively affect the share price or result in fluctuations in the price or trading volume of the shares include:
•	additional issuances of preferred shares, including other series or classes of preferred shares;
•
whether we declare or fail to declare distributions on the shares or other series or classes of preferred shares from time to time and our ability to make distributions under the terms of our indebtedness;

•	our creditworthiness, results of operations and financial condition;
•	a shift in our investor base;
•	our quarterly or annual earnings, or those of other comparable companies;
•	actual or anticipated fluctuations in our operating results;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	announcements by us or our competitors of significant investments, acquisitions or dispositions;
•	the failure of securities analysts to cover the shares;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the operating and share price performance of other comparable companies;
•	the prevailing interest rates or rates of return being paid by other comparable companies and the market for securities similar to our preferred shares;

•	overall market fluctuations;
•	general economic conditions; and
•	developments in the markets and market sectors in which we participate.
Stock markets in the United States have experienced extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions such as acts of terrorism, war, prolonged economic uncertainty, a recession or interest rate or currency rate fluctuations, could adversely affect the market price of the shares. In general, as market interest rates rise, securities with fixed interest rates or fixed distribution rates, such as will be the case initially with the shares, decline in value. Consequently, if you purchase the shares and market interest rates increase, the market price of such shares may decline. We cannot predict the future level of market interest rates.
Our ability to pay quarterly distributions on the shares will be subject to, among other things, general business conditions, our financial results and position and our liquidity needs. Any reduction or discontinuation of quarterly distributions could cause the market price of the shares to decline significantly. Accordingly, the shares may trade at a discount to their purchase price.
Our credit ratings may not reflect all risks of your investment in the Series D Preferred Shares.
The credit ratings assigned to the Series D Preferred Shares are limited in scope, and do not address all material risks relating to an investment in the Series D Preferred Shares, but rather reflect only the view of each rating agency on certain matters at the time the credit rating is issued. An explanation of the significance of such credit rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a credit rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s credit rating should be evaluated independently of any other agency’s credit rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our credit ratings are under further review for a downgrade, could adversely affect the market price of the shares.
An active trading market may not develop for the shares, which could adversely affect the price of the shares in the secondary market and your ability to resell the shares.
Because the shares do not have a stated maturity date, investors seeking liquidity will need to rely on the secondary market. The shares are a new issue of securities and there is no established trading market for the shares. We intend to apply for listing of the shares on the NASDAQ under the symbol “FTAIM.” However, there is no guarantee that we will be able to list the shares and we are not required to maintain the listing of the shares. If the application is approved, we expect trading in the shares on the NASDAQ to begin within 30 days after the shares are first issued; however, we cannot make any assurance:
•	as to the development of an active trading market;
•	as to the liquidity of any trading market that may develop;
•	as to the ability of holders to sell their shares;
•	that the shares will continue to be listed on the NASDAQ or any other exchange; or
•	as to the price at which the holders would be able to sell their shares.
If a trading market were to develop, the future trading prices of the shares will depend on many factors, including those discussed under “—The market price and trading volume of the shares may be volatile, which could result in rapid and substantial losses for holders of the shares.”
If a trading market does develop, there is no assurance that it will continue. If an active public trading market for the shares does not develop or does not continue, the market price and liquidity of the shares is likely to be adversely affected and shares traded after their purchase may trade at a discount from their purchase price.

Holders of the shares will have limited voting rights.
Holders of the Series D Preferred Shares will generally have no voting rights, meaning that they generally do not have the voting rights given to holders of our ordinary shares, except that holders of the Series D Preferred Shares will be entitled to certain limited voting rights as described in “Description of the Series D Preferred Shares—Voting Rights.”
Redemption of the shares may adversely affect your return on the shares.
At any time or from time to time on or after June 15, 2028, we may, at our option, redeem the shares, in whole or in part, at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. In addition, prior to June 15, 2028, we may, at our option, redeem the shares, in whole but not in part, after the occurrence of (i) a Rating Event (as defined herein), at a price of $25.50 per share (ii) a Series D Preferred Share Tax Redemption Event (as defined herein), at a price of $25.00 per share and (iii) a Change of Control (as defined herein), at a price of $25.25 per share, in each case plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. See “Description of the Series D Preferred Shares—Redemption.”
We are not required to redeem the shares, and we only expect to do so if it is in our best interest as determined by our board of directors in its sole discretion.
The shares are a perpetual equity security. This means that they have no maturity or mandatory redemption date and are not redeemable at the option of investors. The shares may be redeemed by us at our option on or after June 15, 2028, either in whole or in part. In addition, prior to June 15, 2028, after the occurrence of a Change of Control, a Rating Event or a Tax Redemption Event, we may, but are not required to, redeem the shares in whole but not in part. Any decision we may make at any time to redeem the shares will be determined by our board of directors in its sole discretion and depend upon, among other things, an evaluation of our capital position, the composition of our shareholders’ equity, our outstanding senior debt and general market conditions at that time.
We are not required to redeem the shares upon a Change of Control, and we may not be able to redeem the shares even if we should decide to. If we do not redeem the shares upon a Change of Control, we may not be able to pay the increased distribution rate and, even if we are, the increase in the distribution rate may not sufficiently compensate holders for the impact of the Change of Control.
We are not required to redeem the shares upon a Change of Control. Even if we should decide to redeem the shares in connection with a Change of Control, we may not have sufficient financial resources available to effect the redemption. If we do not redeem the shares upon a Change of Control, we may not have sufficient financial resources available to pay the increased distribution rate described under “Description of the Series D Preferred Shares—Redemption—Optional Redemption upon a Change of Control.” In addition, even if we are able to pay the increased distribution rate, increasing the per annum distribution rate by 5.00% may not be sufficient to compensate holders for the impact of the Change of Control on the market price of the shares.
Our determination of how much leverage to use to finance our acquisitions may adversely affect our return on our assets and may reduce funds available for distribution.
We utilize leverage to finance many of our asset acquisitions, which entitles certain lenders to cash flows prior to retaining a return on our assets. While our Manager targets using only what we believe to be reasonable leverage, our strategy does not limit the amount of leverage we may incur with respect to any specific asset. The return we are able to earn on our assets and funds available for distribution to our shareholders may be significantly reduced due to changes in market conditions, which may cause the cost of our financing to increase relative to the income that can be derived from our assets.
Anti-takeover provisions in our articles of association (the “Articles”) could delay or prevent a change in control.
Provisions in our Articles may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of holders of the Series D Preferred Shares. For example, our Articles provide for a staggered board, requires advance notice for proposals by shareholders and nominations, place limitations on convening shareholder meetings, and authorize the issuance of preferred shares that could be issued by our board of directors to thwart a takeover attempt. The market price of the shares could be adversely affected to the extent that provisions of our Articles discourage potential takeover attempts that holders of the Series D Preferred Shares may favor.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our securities, the price and trading volume of the shares could decline.
The trading market for the shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrades our securities or publishes inaccurate or unfavorable research about our business, the price of the shares may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of the shares to decline and the shares to be less liquid.
Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.
We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.
Our corporate affairs are governed by our Articles, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.
We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (1) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (2) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.
Risks Related to Taxation
We expect that the Company is a PFIC for U.S. federal income tax purposes, which may result in adverse U.S. federal income tax considerations for holders of Series D Preferred Shares.
We expect that the Company is a PFIC for U.S. federal income tax purposes and that the Company will continue to be a PFIC in the future. If you are a U.S. Holder (as defined below in the section entitled “United States Federal Income Tax Considerations”) and do not make a valid qualified electing fund (“QEF”) election or a valid mark-to-market election (if applicable) with respect to the Company and each of our PFIC subsidiaries, if any, you would generally be subject to special deferred tax and interest charges with respect to certain distributions on our Series D Preferred Shares, any gain recognized on a disposition of our Series D Preferred Shares (with any such gain generally being taxed as ordinary income rather than capital gain) and certain other events. The effect of these deferred tax and interest charges could be materially adverse to you. Alternatively, if you are such a shareholder and make a QEF election for us and each of our PFIC subsidiaries, if any (as noted below, we will make available the information to enable you to make a QEF election for the Company), you will not be subject to those charges, but could recognize taxable income in a taxable year with respect to our Series D Preferred Shares in excess of any distributions that we make to you in that year.
Because we are a PFIC, distributions paid to a U.S. Holder that is an individual will not be eligible for taxation at reduced tax rates generally applicable to dividends paid by certain U.S. corporations and “qualified foreign corporations,” which could impact your ability to sell the Series D Preferred Shares if you choose to do so. For a discussion of the U.S. federal income tax considerations relevant to an investment in our Series D Preferred Shares, see the section entitled “United States Federal Income Tax Considerations.” U.S. Holders should consult their tax advisors regarding the application of the PFIC regime to an investment in our Series D Preferred Shares.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $   million (or $   million if the underwriters exercise in full their option to purchase additional shares). We intend to use the net proceeds from our sale of the shares in this offering for general corporate purposes. We estimate that the total underwriting discounts and expenses of this offering payable by us will be approximately $   million (or $   million if the underwriters exercise in full their option to purchase additional shares).

DESCRIPTION OF THE SERIES D PREFERRED SHARES
The following description supplements the description of the general terms and provisions of our preferred shares set forth under “Description of Shares” beginning on page S-11 of the accompanying prospectus. The following description of the Series D Preferred Shares and the Articles do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Articles and the terms of the Series D Preferred Shares Designation adopted by our board of directors fixing the terms of the Series D Preferred Shares.
For purposes of this summary, (i) the term “Company” refers only to FTAI Aviation Ltd., a Cayman Islands exempted company, and not to any of its subsidiaries and (ii) the terms “our,” “us,” and “we” refer to the Company and its consolidated subsidiaries, unless the context requires otherwise.
General
The Articles authorize the Company to issue up to 200,000,000 preferred shares in one or more series, and the Company’s board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, powers and duties of any such series. The Company has 13,320,000 preferred shares outstanding as of the date of this prospectus supplement, 4,180,000 of which are designated as our 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (our “Series A Preferred Shares”), 4,940,000 of which are designated as our 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (our “Series B Preferred Shares”) and 4,200,000 of which are designated as our 8.25% Fixed-Rate Reset Rate Series C Cumulative Perpetual Redeemable Preferred Shares (our “Series C Preferred Shares”); all such outstanding preferred shares constitute Parity Securities, as further described in this “Description of the Series D Preferred Shares.”
In connection with this offering, the “  % Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares” will be designated as one series of our authorized preferred shares, consisting of    Series D Preferred Shares plus up to an additional    Series D Preferred Shares which may be issued upon the underwriters’ exercise of their option to purchase additional shares, all of which are being initially offered hereby. When issued and paid for in the manner described in this prospectus supplement and the accompanying prospectus, the Series D Preferred Shares offered hereby will be fully paid and nonassessable. We may from time to time, without notice to or the consent of holders of the Series D Preferred Shares, issue additional Series D Preferred Shares, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single class together with the Series D Preferred Shares offered hereby.
The Series D Preferred Shares will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series D Preferred Shares will rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The Series D Preferred Shares will have a fixed liquidation preference of $25.00 per Series D Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of payment, whether or not declared; provided that the rights of the holders of Series D Preferred Shares to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities and to the other matters described under “Liquidation Rights.”
All of the Series D Preferred Shares offered hereby will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depositary selected by us) (the “Securities Depositary”) and registered in the name of its nominee. So long as a Securities Depositary has been appointed and is serving, no Person (as defined below) acquiring Series D Preferred Shares will be entitled to receive a certificate representing such Series D Preferred Shares unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.”
We intend to apply to list the shares on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “FTAIM.” If the application is approved, we expect trading of the shares on the NASDAQ to begin within 30 days after the shares are first issued.
Ranking
With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series D Preferred Shares will rank (i) senior and prior to our ordinary shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series D Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series D Preferred Shares or does not state it is junior or senior to the Series D Preferred Shares (including our Series A Preferred Shares, our Series B Preferred Shares and our Series C Preferred Shares), (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series D Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our ordinary shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries.
The Series D Preferred Shares will not be convertible into, or exchangeable for, shares of any other class or series of our Equity Interests (as defined below) or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series D Preferred Shares. The Series D Preferred Shares are not secured, are not guaranteed by us or any of our affiliates and are not subject to any other arrangement that legally or economically enhances the ranking of the Series D Preferred Shares.
Distributions
Holders of the Series D Preferred Shares will be entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series D Preferred Share at a rate equal to (i) for each Distribution Period (as defined below) from, and including, the original issue date of the Series D Preferred Shares to, but excluding June 15, 2028 (the “First Reset Date”),   % per annum, and (ii) for each Distribution Period beginning on the First Reset Date, during each Reset Period (as defined below), the five-year treasury rate (as defined below) as of the most recent Reset Distribution Determination Date (as defined below) plus   % per annum. A “Distribution Period” means the period from, and including, each Distribution Payment Date (as defined below) to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which will be the period from, and including, the issue date of the Series D Preferred Shares offered hereby to, but excluding, the next succeeding Distribution Payment Date.
When, as, and if declared by our board of directors, we will pay cash distributions on the Series D Preferred Shares quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year (each such date, a “Distribution Payment Date”), beginning on June 15, 2023. An initial distribution on the Series D Preferred Shares will be payable on June 15, 2023 in an amount equal to approximately    per share. We will pay cash distributions to the holders of record of Series D Preferred Shares as they appear on our share register on the applicable record date, which for any Distribution Payment Date shall be the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by our board of directors as the record date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.
So long as the Series D Preferred Shares are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series D Preferred Shares in accordance with the instructions of such beneficial owners.
If any Distribution Payment Date is a day that is not a business day (as defined below), then declared distributions with respect to that Distribution Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. A “business day” means any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed.
A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a business day. A “Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date. A “Reset Distribution Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
For any Reset Period commencing on or after the First Reset Date, the five-year treasury rate will be:
•
The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury

Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion, as of 5:00 p.m. (Eastern Time) as of any date of determination; or
•
If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the five-year treasury rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent, in its sole discretion, may determine the business day convention, the definition of business day and the Reset Distribution Determination date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable Reset Date. If the five-year treasury rate for any Distribution Period cannot be determined pursuant to the methods described in the two bullet points above, the distribution rate for such Distribution Period will be the same as the distribution rate determined or utilized for the immediately preceding Distribution Period.
We will calculate distributions on the Series D Preferred Shares on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Distributions on the Series D Preferred Shares will cease to accrue on the redemption date, as described below under “Redemption,” unless we default in the payment of the redemption price of the Series D Preferred Shares called for redemption.
Distributions on the Series D Preferred Shares will not be mandatory. However, distributions on the Series D Preferred Shares will accrue from the original issue date, or the most recent Distribution Payment Date on which all accrued distributions have been paid, as applicable, whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series D Preferred Shares which may be in arrears, and holders of the Series D Preferred Shares will not be entitled to any distribution, whether payable in cash, property, or shares, in excess of the full cumulative distributions described above.
If in the future we issue additional shares of the Series D Preferred Shares, distributions on those additional shares will accrue from the most recent Distribution Payment Date at the then-applicable distribution rate.
Priority Regarding Distributions
While any Series D Preferred Shares remain outstanding, unless the full cumulative distributions for all past Distribution Periods on all outstanding Series D Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
(1)	no distribution will be declared and paid or set aside for payment on any Junior Securities (as defined below) (other than a distribution payable solely in shares of Junior Securities);
(2)
no Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to the original issue date of the Series D Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and

(3)	no Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of the Series D Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).
The foregoing limitations do not apply to (i) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries adopted before or after the date of this prospectus supplement and (ii) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
Accumulated distributions in arrears for any past Distribution Period may be declared by the board of directors and paid on any date fixed by the board of directors, whether or not a Distribution Payment Date, to holders of the Series D Preferred Shares on the record date for such payment, which may not be less than 10 days before such distribution. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series D Preferred Shares (e.g., monthly rather than quarterly), the board of directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the board of directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series D Preferred Shares on the next Distribution Payment Date.
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series D Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series D Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series D Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series D Preferred Shares and Parity Securities at such time.
As used in this prospectus supplement, (i) “Junior Securities” means our ordinary shares and any other class or series of our Equity Interests over which the Series D Preferred Shares has preference or priority in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up, (ii) “Parity Securities” means any other class or series of our Equity Interests that ranks equally with the Series D Preferred Shares in the payment of distributions and in the distribution of assets on our liquidation, dissolution or winding up (including our Series A Preferred Shares, our Series B Preferred Shares and our Series C Preferred Shares) and (iii) “Senior Securities” means any other class or series of our Equity Interests that has preference or priority over the Series D Preferred Shares in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up.
Subject to the conditions described above, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by our board of directors, may be declared and paid on our ordinary shares and any other Junior Securities from time to time out of any funds legally available for such payment, and the holders of the Series D Preferred Shares will not be entitled to participate in those distributions.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up (“Liquidation”), the holders of the outstanding Series D Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of ordinary shares or any other Junior Securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidating distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidating distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidating distribution is made to the date of such liquidating distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Shares will have no right or claim to any of our remaining assets.

Distributions will be made only to the extent that our assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series D Preferred Shares. If, in the event of a Liquidation, we are unable to pay full liquidating distributions to the holders of all outstanding Series D Preferred Shares in accordance with the foregoing and to all Parity Securities in accordance with the terms thereof, then we will distribute our assets to those holders ratably in proportion to the liquidating distributions to which they would otherwise have received.
Our merger or consolidation with or into any other entity or by another entity with or into us or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a liquidation, dissolution or winding up. If we enter into any merger or consolidation transaction with or into any other entity and we are not the surviving entity in such transaction, the Series D Preferred Shares may be converted into shares of the surviving or successor entity or the direct or indirect parent of the surviving or successor entity having terms identical to the terms of the Series D Preferred Shares set forth in this prospectus supplement and the accompanying prospectus.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series D Preferred Shares, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s voluntary or involuntary liquidation, dissolution or winding up will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against that subsidiary.
Conversion; Exchange and Preemptive Rights
The Series D Preferred Shares are not entitled to any preemptive rights or other rights to purchase or subscribe for our ordinary shares or any other Equity Securities, and are not convertible into or exchangeable for our ordinary shares or any other Equity Security or any of our property at the option of the holder.
Additional Amounts
We will make all payments on the Series D Preferred Shares free and clear of and without withholding or deduction for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of (i) the Cayman Islands, (ii) any jurisdiction from or through which we or any successor entity make payments on the Series D Preferred Shares or (iii) any other jurisdiction in which we or any successor entity are organized, resident or doing business (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If any such withholding or deduction is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series D Preferred Shares such additional amounts as distributions as will result in receipt by each holder of any Series D Preferred Shares, after withholding or deduction for any taxes, fees, duties, assessments or governmental charges, of such amounts as would have been received by such holder had no such withholding or deduction of such taxes, fees, duties, assessments or governmental charges been required; provided that if we determine that it is required by Cayman Islands law, we shall pay such additional amounts pro-rata to all holders such that each holder receives at least the amount that would otherwise be required to be paid to such holder hereunder.
We will not be required to pay any additional amounts for or on account of:
(1)
any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, receipt of payment under, or enforcement of any rights under, such Series D Preferred Shares;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)	any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment on the Series D Preferred Shares;
(4)
any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series D Preferred Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (1) to provide information concerning the nationality, citizenship, residence or identity of the holder or (2) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(5)
any taxes that are imposed as a result of the presentation of the Series D Preferred Shares for payment (where presentation is required) more than 30 days after the relevant amount is first made available for payment to the holder (except to the extent that the holder would have been entitled to additional amounts had the Series D Preferred Shares been presented on the last day of such 30 day period);

(6)
any withholding, deduction, tax, duty, assessment or other government charge pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b) of the Code or any amended or successor version described above, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code; or

(7)	any combination of items (1), (2), (3), (4), (5) and (6).
In addition, we will not pay additional amounts with respect to any payment on any Series D Preferred Shares to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such Series D Preferred Shares if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series D Preferred Shares.
Whenever in the Series D Preferred Share Designation or this prospectus supplement there is mentioned in any context any amount payable by the Company with respect to any of the Series D Preferred Shares, such reference shall be deemed to include payment of additional amounts as described under this heading to the extent that, in such context, such additional amounts are, were or would be payable in respect thereof.
If we become obligated to pay any additional amounts, we will also have the option to redeem the Series D Preferred Shares. See “- Redemption – Optional Redemption upon a Series D Preferred Share Tax Redemption Event.”
Redemption
The Series D Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions.
Holders of Series D Preferred Shares do not have the right to require the redemption or repurchase of the Series D Preferred Shares.
Optional Redemption on or after June 15, 2028
We may redeem the Series D Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after June 15, 2028 (“Optional Redemption”), at the redemption price equal to $25.00 per Series D Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. We may undertake multiple Optional Redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

Optional Redemption upon a Rating Event
At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Event (as defined below), we may, at our option, redeem the Series D Preferred Shares in whole, but not in part, prior to June 15, 2028, at a redemption price per Series D Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
“Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of the date of original issuance of the Series D Preferred Shares for purposes of assigning ratings to securities with features similar to the Series D Preferred Shares, which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series D Preferred Shares, or (ii) a lower equity credit being given to the Series D Preferred Shares than the equity credit that would have been assigned to the Series D Preferred Shares by such rating agency pursuant to the current criteria.
Optional Redemption upon a Change of Control
If a Change of Control (as defined below) occurs, we may, at our option, redeem the Series D Preferred Shares, in whole but not in part, prior to June 15, 2028 and within 60 days after the occurrence of such Change of Control, at a price of $25.25 (101% of the liquidation preference of $25.00) per Series D Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
If (i) a Change of Control occurs (whether before, on or after June 15, 2028) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all of the outstanding Series D Preferred Shares, the distribution rate per annum on the Series D Preferred Shares will increase by 5.00%, beginning on the 31st day following such Change of Control.
Optional Redemption upon a Series D Preferred Share Tax Redemption Event
We will have the option to redeem, in whole, but not in part, all of the Series D Preferred Shares at a redemption price of $25.00 per Series D Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared, if there is, in the Company’s determination, a substantial probability that the Company or any entity formed by a consolidation, merger, amalgamation or other similar transaction involving the Company or the entity to which the Company conveys, transfers or leases all or substantially all of its properties and assets would be obligated to pay additional amounts (as described herein in the section entitled “Description of the Series D Preferred Shares—Additional Amounts”) on the next succeeding Distribution Payment Date with respect to the Series D Preferred Shares (a “Series D Preferred Share Tax Redemption Event”); provided that no such redemption may occur if the Series D Preferred Share Tax Redemption Event results directly from any action taken by the Company with the principal purpose of triggering the optional redemption pursuant to this paragraph. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Definitions
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Equity Interests” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership, limited liability company or business trust, partnership, membership or beneficial interests (whether general or limited) or shares in the capital of a company; (4) in the case of an exempted company, shares in the capital of the company; and (5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (but excluding from the foregoing any debt securities convertible into Equity Interests, whether or not such debt securities include any right of participation with Equity Interests).
“Change of Control” means the occurrence of the following:
(a)
any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (as defined below)), other than one or more Permitted Holders (as defined below), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50.0% of the voting power of the Company’s Voting Equity Interests; or

(b)
(A) all or substantially all the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary (as defined below) or one or more Permitted Holders or (B) the Company consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into the Company, in either case under this clause (b), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Equity Interests representing in the aggregate a majority of the total voting power of the Voting Equity Interests of the Company immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Equity Interests representing a majority of the total voting power of the Voting Equity Interests of the Company, or the applicable surviving or transferee Person; provided that this clause shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders, directly or indirectly, beneficially own Voting Equity Interests representing in the aggregate a majority of the total voting power of the Company, or the applicable surviving or transferee Person, or (ii) to any consolidation, amalgamation or merger of the Company with or into (x) a corporation, limited liability company or partnership or (y) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders), which beneficially owns Voting Equity Interests representing 50.0% or more of the voting power of the total outstanding Voting Equity Interests of such entity.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (a) above; provided that no “Person” or “group” (other than the Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Equity Interests of such holding company.
“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) exists primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Fortress” means Fortress Investment Group LLC.
“Management Group” means at any time, the Chairperson, any President, any Executive Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of the Company or any of our subsidiaries at such time.
“Permitted Holders” means, collectively, Fortress, its Affiliates and the Management Group; provided that the definition of “Permitted Holders” shall not include any Control Investment Affiliate whose primary purpose is the operation of an ongoing business (excluding any business whose primary purpose is the investment of capital or assets).

“Person” means any individual, corporation, company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Restricted Subsidiary” means any “Restricted Subsidiary” under the Company’s senior unsecured notes.
“Voting Equity Interests” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
“Wholly-Owned Restricted Subsidiary” means any wholly-owned subsidiary that is a Restricted Subsidiary.
The Change of Control redemption feature of the Series D Preferred Shares may, in certain circumstances, make more difficult or discourage a sale or takeover of our company or a member of the Company and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.
Redemption Procedures
If we elect to redeem any Series D Preferred Shares, we will provide notice to the holders of record of the Series D Preferred Shares to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series D Preferred Shares are held in book-entry form through a Securities Depositary, we may give this notice in any manner permitted by such Securities Depositary). Any notice given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, and any defect in such notice or in the provision of such notice to any holder of Series D Preferred Shares designated for redemption will not affect the redemption of any other Series D Preferred Shares. Each notice of redemption shall state:
•	the redemption date;
•	the redemption price;
•	if fewer than all Series D Preferred Shares are to be redeemed, the number of Series D Preferred Shares to be redeemed; and
•	the manner in which holders of Series D Preferred Shares called for redemption may obtain payment of the redemption price in respect of those shares.
If notice of redemption of any Series D Preferred Shares has been given and if the funds necessary for such redemption have been deposited by us in trust with a bank or a Securities Depositary for the benefit of the holders of any Series D Preferred Shares so called for redemption, then from and after the redemption date such Series D Preferred Shares will no longer be deemed outstanding for any purpose, all distributions with respect to such Series D Preferred Shares shall cease to accrue on the redemption date and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In the case of any redemption of only part of the Series D Preferred Shares at the time outstanding, the Series D Preferred Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions set forth in this prospectus supplement and the accompanying prospectus, the board of directors will have the full power and authority to prescribe the terms and conditions upon which Series D Preferred Shares may be redeemed from time to time.
Voting Rights
Owners of Series D Preferred Shares will not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series D Preferred Shares are entitled to vote, each holder of Series D Preferred Shares will have one vote per share, except that when shares of any class or series of Parity Securities have the right to vote with the Series D Preferred Shares as a single class on any matter, the Series D Preferred Shares and the Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Whenever dividends on any Series D Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive (a “Nonpayment”), the upper limit of the number of directors then constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any Other Voting Preferred Shares (as defined below) and the holders of

Series D Preferred Shares, voting together as a single class). The holders of the Series D Preferred Shares, voting together as a single class with the holders of any series of Parity Securities then outstanding upon which like voting rights have been conferred and are exercisable (any such series, the “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the appointment of two additional directors at a special meeting of the holders of the Series D Preferred Shares and such Other Voting Preferred Shares and at each subsequent annual meeting of the holders of our ordinary shares at which such directors are up for re-appointment; provided that when all distributions accumulated on the Series D Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of holders of the Series D Preferred Shares to appoint any directors will cease and, unless there are any Other Voting Preferred Shares entitled to vote for the election of directors, the term of office of those two directors will forthwith terminate, the office of any directors appointed by holders of the Series D Preferred Shares shall automatically be vacated and the upper limit of the number of directors constituting the board of directors shall be automatically reduced by two. However, the right of the holders of the Series D Preferred Shares and any Other Voting Preferred Shares to appoint two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above. In no event shall the holders of the Series D Preferred Shares be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our share capital is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series D Preferred Shares and any Other Voting Preferred Shares exceed two.
If, at any time when the voting rights conferred upon the Series D Preferred Shares (as described above) are exercisable, any vacancy in the office of a director elected pursuant to the procedures described above shall occur, then such vacancy may be filled only by the remaining director or by the affirmative vote of a majority of the votes entitled to be cast by the holders of record of the outstanding Series D Preferred Shares and all Other Voting Preferred Shares, acting as a single class at a special meeting of such holders. Any director appointed pursuant to the procedures described above may be removed at any time, with or without cause, only by the affirmative vote of holders of the outstanding Series D Preferred Shares and all Other Voting Preferred Shares, acting as a single class at a meeting of shareholders, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series D Preferred Shares and Other Voting Preferred Shares that are then entitled to vote for the election of directors, and may not be removed by the holders of our ordinary shares.
While any Series D Preferred Shares remain outstanding, the following actions will be deemed a variation of the rights of the Series D Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized share capital into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Articles, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series D Preferred Shares, and shall in each case of clause (i) and (ii) require the approval of the holders of the Series D Preferred Shares and all Other Voting Preferred Shares in accordance with and following the procedures set out in Article 12 of the Articles; provided that in the case of the foregoing clause (ii) above, if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the classes or series of the Other Voting Preferred Shares (including the Series D Preferred Shares for this purpose), the holders of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of the Other Voting Preferred Shares (including the Series D Preferred Shares for this purpose) in accordance with and following the procedures set out in Article 12 of the Articles. However, we may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any holder of the Series D Preferred Shares; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all outstanding Series D Preferred Shares shall have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.
Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series D Preferred Shares:

•
any increase in the amount of authorized ordinary shares or authorized preferred shares, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of Equity Interests, in each case ranking on parity with or junior to the Series D Preferred Shares as to distributions or distribution of assets upon our liquidation, dissolution or winding up;

•
a merger or consolidation of us with or into another entity in which the Series D Preferred Shares remain outstanding with identical terms as existing immediately prior to such merger or consolidation; and

•
a merger or consolidation of us with or into another entity in which the Series D Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series D Preferred Shares.

The foregoing voting rights of the holders of Series D Preferred Shares shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding Series D Preferred Shares shall have been redeemed or called for redemption upon proper notice and we shall have set aside sufficient funds for the benefit of holders of Series D Preferred Shares to effect the redemption.
Reports
Following any such time as the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall provide the holders of the Series D Preferred Shares with the annual and quarterly reports that the Company provides to (1) the holders of the then outstanding capital markets debt securities of the Company or (2) if no such debt securities are outstanding at such time, the lenders under the then outstanding credit facilities of the Company, in each case, within the time periods prescribed and subject to any qualifications or exceptions set forth in the governing documents for such debt securities or credit facilities, as applicable.
Forum Selection
The Articles provide for submission to the exclusive jurisdiction of the courts of the Cayman Islands in connection with any claim or dispute arising out of or in connection with the constitutional documents of the Company or otherwise related in any way to each Company shareholder’s shareholding in the Company, other than any action or suits brought to enforce any liability or duty created by the Securities Act of 1933, the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.
Transfer Agent and Registrar
The registrar and transfer agent for the Series D Preferred Shares is American Stock Transfer & Trust Company, LLC, located at 6201 15th Avenue, Brooklyn, New York 11219.
Calculation Agent
We will appoint a third party independent financial institution of national standing with experience providing such services as calculation agent for the Series D Preferred Shares prior to the First Reset Date.
Book-Entry System
All of the Series D Preferred Shares offered hereby will be represented by a single certificate issued to the Securities Depositary, and registered in the name of its nominee (initially, Cede & Co.). The Series D Preferred Shares offered hereby will continue to be represented by a single certificate registered in the name of the Securities Depositary or its nominee, and no holder of the Series D Preferred Shares offered hereby will be entitled to receive a certificate evidencing such Series D Preferred Shares unless (i) otherwise required by law or (ii) the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such, and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Series D Preferred Shares will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Series D Preferred Shares, each purchaser of Series D Preferred Shares must rely on (i) the procedures of the Securities Depositary and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series D Preferred Shares and (ii) the records of the Securities Depositary and its participants to evidence its ownership of such Series D Preferred Shares.
So long as the Securities Depositary (or its nominee) is the sole holder of the Series D Preferred Shares, no beneficial holder of the Series D Preferred Shares will be deemed to be a holder of Series D Preferred Shares. The Depository Trust Company, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series D Preferred Shares, whether as a holder of the Series D Preferred Shares for its own account or as a nominee for another holder of the Series D Preferred Shares.

CAYMAN ISLANDS TAXATION
The following summary contains a description of certain Cayman Islands tax consequences of the acquisition, ownership and disposition of Series D Preferred Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Series D Preferred Shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Cayman Islands Tax Considerations
Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Series D Preferred Shares under the laws of their country of citizenship, residence or domicile.
Cayman Islands Taxation
The following is a discussion on certain Cayman Islands income tax consequences of an investment in Series D Preferred Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of Series D Preferred Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Series D Preferred Shares, as the case may be, nor will gains derived from the disposal of Series D Preferred Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of Series D Preferred Shares or on an instrument of transfer in respect of Series D Preferred Shares.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the U.S. federal income tax considerations generally applicable to an investment in Series D Preferred Shares. The information in this summary is based on the Code; current regulations promulgated by the Treasury Regulations; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and court decisions; all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. The summary is also based upon the assumption that the Company and its respective subsidiaries and affiliated entities will operate in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not legal or tax advice. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:
•	financial institutions;
•	insurance companies;
•	broker-dealers;
•	regulated investment companies;
•	partnerships and trusts;
•	expatriates or former long-term residents of the United States;
•	persons who receive Series D Preferred Shares through the exercise of employee stock options or otherwise as compensation;
•	persons holding Series D Preferred Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons who hold (actually or constructively) 10% or more of the vote or value of the Company;
•	tax-exempt organizations; and
•	foreign investors.
This summary assumes that investors hold their Series D Preferred Shares as capital assets, which generally means property held for investment.
For purposes of this discussion under this heading “U.S. Federal Income Tax Considerations,” a “U.S. Holder” is a shareholder that is for U.S. federal income tax purposes:
•	a citizen or resident of the United States;
•
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Series D Preferred Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax considerations of holding Series D Preferred Shares.

Taxation of the Company
Under current U.S. federal income tax law, a corporation is generally considered a tax resident in the jurisdiction of its organization or incorporation. Thus, as a company incorporated under the laws of the Cayman Islands, the Company is expected to be treated as a foreign corporation (and therefore as a non-U.S. tax resident) for U.S. federal income tax purposes. In certain circumstances, however, an entity organized outside the United States will be treated as a U.S. corporation (and, therefore, as a U.S. tax resident) under Section 7874 of the Code. Based on the rules in effect at the time of the merger of Fortress Transportation into a subsidiary of the Company, the Company should not be treated as a U.S. corporation for U.S. federal income tax purposes by virtue of Section 7874 of the Code. Nevertheless, because the Section 7874 rules and exceptions are complex and subject to factual and legal uncertainties, there can be no assurance that the Company will not be treated as a U.S. corporation for U.S. federal income tax purposes. The remainder of this discussion assumes that the Company is not treated as a U.S. corporation for U.S. federal income tax purposes.
Considerations for U.S. Holders
Distributions on the Series D Preferred Shares
Distributions of cash or property (including any additional amounts paid in respect of withholding taxes and without reduction for any amounts withheld) that the Company pays in respect of the Series D Preferred Shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of the Company's current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) and, subject to the passive foreign investment company (“PFIC”) rules discussed below, will be includible in a U.S. Holder's gross income as ordinary income upon receipt. Subject to the PFIC rules, distributions to a U.S. Holder in excess of the Company's earnings and profits will be treated first as a return of capital (with a corresponding reduction in such U.S. Holder's tax basis in the shares) to the extent of such U.S. Holder's tax basis in the shares on which the distribution was made (determined separately for each share), and then as gain from the sale or exchange of such shares. Because the Company is expected to be treated as a PFIC, the Company's distributions are not expected to be eligible for any dividends-received deduction generally allowed for corporate U.S. Holders or for the reduced rate applicable to “qualified dividend income” (which is taxable at the rates generally applicable to long-term capital gains) for non-corporate U.S. Holders.
Sale, Exchange or Other Taxable Disposition of Series D Preferred Shares
Upon the sale, exchange or other taxable disposition of the Series D Preferred Shares, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between the amount realized on such sale, exchange or taxable disposition of Series D Preferred Shares and such U.S. Holder's tax basis in the shares sold. Subject to the PFIC rules discussed below, such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period with respect to such shares is more than one year at the time of its disposition. The deductibility of capital losses is subject to limitations.
PFIC Status and Related Tax Considerations
Under the Code, the Company will be a PFIC for any taxable year in which either (i) 75% or more of the Company’s gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of the Company’s assets consists of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, the Company will be treated as if it holds its proportionate share of the assets of, and receives directly its proportionate share of the income of, any other corporation in which it directly or indirectly owns at least 25%, by value, of the shares of such corporation. Passive income includes, among other things, dividends, interest, certain non-active rents and royalties, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets. As noted above, the Company expects that it is a PFIC and will continue to be a PFIC in the future, although there can be no assurances in this regard. If the Company is a PFIC for any taxable year during which a U.S. Holder holds the Series D Preferred Shares (assuming such U.S. Holder has not made a timely QEF election or mark-to-market election, as described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the Series D Preferred Shares would be allocated ratably over the U.S. Holder’s holding period for the Series D Preferred Shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an additional tax based on the interest charge generally applicable to underpayments of tax would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its Series D Preferred Shares exceeds 125% of the average of the annual distributions on the Series D Preferred Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.
If the Company is a PFIC for any taxable year during which a U.S. Holder holds its Series D Preferred Shares and any of the Company’s non-U.S. subsidiaries are also PFICs, the holder will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. subsidiary classified as a PFIC for purposes of the application of these rules and thus would be subject to the rules described above on income or gain recognized indirectly by the holder with respect to such subsidiaries. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to the Company and any of its subsidiaries.
A U.S. Holder can avoid certain of the adverse rules described above by making a QEF election with respect to such PFIC, if the PFIC provides the information necessary for such election to be made. If a U.S. Holder makes a QEF election with respect to a PFIC, the U.S. Holder will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. For each year that the Company is a PFIC, we expect to provide information necessary for U.S. Holders to make a QEF election with respect to the Company by annually posting a “PFIC Annual Information Statement” on the Company's website. However, no assurance can be given that we will be able to provide such information for each taxable year. If any of the Company’s non-U.S. subsidiaries are also PFICs, a U.S. Holder will not be able to make a QEF election with respect to such subsidiaries if such information is not provided for such subsidiaries, and would continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any such subsidiaries. The rules described above with respect to a QEF election generally apply only if the U.S. Holder has made a QEF election for the first taxable year in which the holder is a shareholder of the PFIC.
If a U.S. Holder owns Series D Preferred Shares during any year in which the Company is a PFIC, the U.S. Holder must file annual reports, containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to the Company, with the U.S. Holder’s federal income tax return for that year, unless otherwise specified in the instructions with respect to such form.
In lieu of making a QEF election, a U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its Series D Preferred Shares, provided that Series D Preferred Shares are “marketable.” Such shares will be marketable if they are traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a “qualified exchange” or other market within the meaning of applicable Treasury Regulations. We expect that Series D Preferred Shares will be listed on NASDAQ, which is a qualified exchange for these purposes, but no assurances may be given in this regard. Consequently, assuming that Series D Preferred Shares are regularly traded, if a U.S. Holder holds Series D Preferred Shares, it is expected that the mark-to-market election would be available to such holder. However, because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by the Company that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
If a U.S. Holder makes the mark-to-market election, it will recognize as ordinary income any excess of the fair market value of the Series D Preferred Shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Series D Preferred Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the Series D Preferred Shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of Series D Preferred Shares in a year when the Company is a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes such a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by the Company (except that the lower applicable capital gains rate for qualified dividend income would not apply). Once made, the election cannot be revoked without the consent of the IRS, unless the Series D Preferred

Shares cease to be marketable. If a U.S. Holder makes a valid mark-to-market election, and the Company subsequently ceases to be classified as a PFIC, such U.S. Holder will not be required to take into account the mark-to-market income or loss described above during any period that the Company is not classified as a PFIC.
U.S. Holders should consult their tax advisers concerning the Company's PFIC status and the application of the PFIC rules to their Series D Preferred Shares and the Company's subsidiaries.
Redemption of Series D Preferred Shares
Subject to the PFIC rules described above, the treatment of a redemption of Series D Preferred Shares will depend on whether the redemption qualifies as a sale of shares under Section 302 of the Code. If the redemption so qualifies, a U.S. Holder of Series D Preferred Shares would be treated as described above under the section titled “Sale, Exchange or Other Taxable Disposition of Series D Preferred Shares.” If the redemption does not so qualify, such U.S. Holder would be treated as described above under the section titled “Distributions on the Series D Preferred Shares.” Whether a redemption of Series D Preferred Shares qualifies for sale treatment under Section 302 will depend on a number of factors, as determined at the time of such redemption. Each holder of Series D Preferred Shares is urged to consult with its tax advisors as to the tax considerations of any redemption of Series D Preferred Shares.
THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSIDERATIONS APPLICABLE TO THE OWNERSHIP AND DISPOSITION OF SERIES D PREFERRED SHARES. THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A HOLDER DEPENDING UPON THE HOLDER’S PARTICULAR SITUATION. EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THE HOLDER OF THE OWNERSHIP AND DISPOSITION OF SERIES D PREFERRED SHARES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS. NOTHING IN THIS SUMMARY IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.

UNDERWRITING
We and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated and UBS Securities LLC, as representatives of the several underwriters named below, plan to enter into an underwriting agreement with respect to the shares being offered. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of Series D Preferred Shares set forth in the following table opposite such underwriter’s name.
Underwriters	Number of Shares
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Stifel, Nicolaus & Company, Incorporated
UBS Securities LLC
The Benchmark Company, LLC
BTIG, LLC
Cantor Fitzgerald & Co.
Compass Point Research & Trading, LLC
Jefferies LLC
JMP Securities LLC
The Oak Ridge Financial Services Group, Inc.
Piper Sandler & Co.
Raymond James & Associates, Inc.
Total
The underwriting agreement provides that the obligations of the several underwriters to purchase our Series D Preferred Shares offered hereby are subject to the satisfaction of certain conditions precedent and that the underwriters will purchase all of our Series D Preferred Shares offered by this prospectus supplement, other than those covered by the option to purchase additional shares described below, if any of these shares are purchased. The underwriting agreement also provides that if an underwriter defaults, and if the shares to which such default relates do not (after giving effect to certain arrangements that may be made by the underwriters) exceed in the aggregate 10% of the number of the shares, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated.
We have agreed for a period of 30 days from the date of this prospectus supplement that we will not, without the prior written consent of the representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any preferred shares or depositary shares having an interest therein (including any Series D Preferred Shares) or any securities convertible into or exercisable or exchangeable for any preferred shares or depositary shares having an interest therein (including any Series D Preferred Shares) or file any registration statement under the Securities Act of 1933 with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any preferred shares or depositary shares having an interest therein (including any Series D Preferred Shares), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any preferred shares or depositary shares having an interest therein (including any Series D Preferred Shares) or such other securities, in cash or otherwise.
The underwriters have an option to buy up to an additional     shares from us solely to cover over-allotments, if any. The representatives may exercise that option on behalf of the underwriters for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase     additional shares.
	No Exercise	Full Exercise
Per share	$	$
Total	$	$
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $  per share from the public offering price. The underwriters may allow, and dealers may reallow, a concession not in excess of $  per share. After the offering of the shares, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Certain of our officers and directors may purchase our Series D Preferred Shares in this offering directly from the underwriters.
In connection with this offering, the underwriters may purchase and sell the shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our shares. As a result, the price of our shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $    million.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, a variety of these services for the Company and for persons and entities with relationships with the Company, for which they received or may in the future receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or its affiliates. If the underwriters or their affiliates have a lending relationship with the Company, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to the Company consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares being offered. Any such credit default swaps or short positions could adversely affect future trading prices of the shares being offered. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of certain of the underwriters are lenders and serve other roles under the Revolving Credit Facility.
Selling Restrictions
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered hereby should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares may not be offered or sold in Hong Kong by means of this prospectus supplement or any other document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (b) to professional investors as defined in the Securities and

Futures Ordinance of Hong Kong (Cap. 571, Laws of Hong Kong) (“SFO”) and any rules made under the SFO or (c) in other circumstances which do not result in this prospectus supplement being deemed to be a “prospectus,” as defined in the Companies Ordinance of Hong Kong (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our shares which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Laws and any other applicable laws, regulations and ministerial guidelines. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and unit of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(1)
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;
(3)	where the transfer is by operation of law;
(4)	as specified in Section 276(7) of the SFA; or
(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investments Products).

Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Prohibition of sales to United Kingdom retail investors
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
PRIIPs Regulation / Prospectus Directive / Prohibition of sales to EEA retail investors
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the shares. The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
Certain legal matters as to U.S. and New York law in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters as to Cayman Islands law in connection with this offering will be passed upon for us by Maples and Calder (Cayman) LLP, Cayman Islands. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.
EXPERTS
The consolidated financial statements of FTAI Aviation Ltd. appearing in FTAI Aviation Ltd.'s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of FTAI Aviation Ltd.'s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and through the financial information section of our website at www.ftaiaviation.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.
In this prospectus supplement, we “incorporate by reference” certain information filed by FTAI Aviation with the SEC, which means that important information can be disclosed to you by referring to those documents. Those documents that are filed prior to the date of this prospectus supplement are considered part of this prospectus supplement, and those documents that are filed after the date of this prospectus supplement and prior to the delivery of the shares to you pursuant to this prospectus supplement will be considered a part of this prospectus supplement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently dated or filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents listed below and any future filings FTAI Aviation makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the completion of this offering are incorporated by reference in this prospectus supplement:
•	FTAI Aviation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023 (the “Form 10-K”);
•	Current Report on Form 8-K filed on February 27, 2023;
•
the sections of the Definitive Proxy Statement on Schedule 14A for the Special Meeting of Shareholders filed with the Commission on October 11, 2022, titled “Management of the Company Following the Merger,” “Executive Compensation,” “Beneficial Ownership of Securities” and “Certain Relationships and Related Person Transactions”;

•	the description of our ordinary shares set forth in Exhibit 4.14 of the Form 10-K;
•	the description of our Series A Preferred Shares set forth in Exhibit 4.14 of the Form 10-K;
•	the description of our Series B Preferred Shares set forth in Exhibit 4.14 of the Form 10-K; and
•	the description of our Series C Preferred Shares set forth in Exhibit 4.14 of the Form 10-K.
We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus supplement and information incorporated by reference herein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with this offering. The descriptions of these agreements contained in this prospectus supplement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. We will provide to any prospective investor to whom a copy of this prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Such requests can be made by contacting FTAI Aviation Ltd., 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, Attention: Investor Relations (telephone number (646) 734-9414 and email address IR@FTAIAviation.com). Our SEC filings are also available free of charge at our website (www.ftaiaviation.com). We have included our website address in this prospectus supplement solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

PROSPECTUS

FTAI AVIATION LTD.

ORDINARY SHARES
PREFERRED SHARES
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
AND
PURCHASE UNITS

We may offer, issue and sell from time to time, together or separately, our ordinary shares; our preferred shares, which we may issue in one or more series; depositary shares representing our preferred shares; our debt securities, which may be senior, subordinated or junior subordinated debt securities; warrants to purchase debt or equity securities; subscription rights to purchase our ordinary shares, our preferred shares or our debt securities; purchase contracts to purchase our ordinary shares, our preferred shares or our debt securities; or purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our ordinary shares or other securities under the purchase contracts.
We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling shareholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling shareholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
The Nasdaq Global Select Market (“Nasdaq”) lists our ordinary shares under the trading symbol “FTAI,” our 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (the “Series A Preferred Shares”) under the trading symbol “FTAIP,” our 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (the “Series B Preferred Shares”) under the trading symbol “FTAIO” and our 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Share of the Company (the “Series C Preferred Shares”) under trading symbol “FTAIN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Unless otherwise provided in the applicable prospectus supplement, in the event that we offer equity securities to the public, we intend to simultaneously grant to our manager, FIG LLC (our “Manager”), or to an affiliate of our Manager, an option with respect to a number of our ordinary shares equal to up to 10% of (i) the aggregate number of our ordinary shares being issued in such offering at an exercise price per share equal to the offering price per share, as determined by a committee of our board of directors, or (ii) if such equity issuance relates to equity securities other than our ordinary shares, the number of our ordinary shares (rounded down to the nearest whole share) equal to (x) the gross capital raised in an equity issuance of equity securities other than our ordinary shares (as determined by a committee of our board of directors), divided by (y) the fair market value of a common share as of the date of such equity issuance.
INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF OUR SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 7.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is February 27, 2023.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “FTAI Aviation,” “we,” “our,” and “us” refer to FTAI Aviation Ltd. and its direct and indirect subsidiaries.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf process, we or the selling shareholders may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.
This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling shareholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.
You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus contains summary descriptions of the ordinary shares, preferred shares, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that we or selling shareholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available on the Internet at the Commission’s website at http://www.sec.gov. Our Commission filings are also available free of charge at our website (www.ftaiaviation.com). We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement. Nasdaq lists our ordinary shares under the trading symbol “FTAI,” our Series A Preferred Shares under the trading symbol “FTAIP,” our Series B Preferred Shares under the trading symbol “FTAIO” and our Series C Preferred Share under the trading symbol “FTAIN.”
We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement through the Commission’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” into this prospectus information that we file with the Commission. This permits us to disclose important information to you by referring to these filed documents. Any information referenced this way is considered to be a part of this prospectus and any such information filed by us with the Commission subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have already filed with the Commission except that any information which is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by referenced herein:
•	Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Commission on February 27, 2023 (the “Form 10-K”);
•
the sections of the Definitive Proxy Statement on Schedule 14A for the Special Meeting of Shareholders filed with the Commission on October 11, 2022 titled “Management of the Company Following the Merger,” “Executive Compensation,” “Beneficial Ownership of Securities” and “Certain Relationships and Related Person Transactions”;

•	the description of our ordinary shares set forth in Exhibit 4.14 of the Form 10-K;
•	the description of our Series A Preferred Shares set forth in Exhibit 4.14 of the Form 10-K;
•	the description of our Series B Preferred Shares set forth in Exhibit 4.14 of the Form 10-K; and
•	the description of our Series C Preferred Shares set forth in Exhibit 4.14 of the Form 10-K.
Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to FTAI Aviation Ltd., 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, Attention: Investor Relations (telephone number (646) 734-9414 and email address IR@FTAIAviation.com). Our Commission filings are also available free of charge at our website (www.ftaiaviation.com). We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, cash flows or financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. As set forth more fully under the heading “Risk Factors” contained in Part I, Item 1A in our Form 10-K, which is incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:
•
changes in economic conditions generally and specifically in our industry sectors, and other risks relating to the global economy, including, but not limited to, the Russia-Ukraine conflict and any related responses or actions by businesses and governments;

•	reductions in cash flows received from our assets, as well as contractual limitations on the use of our aviation assets to secure debt for borrowed money;
•	our ability to take advantage of acquisition opportunities at favorable prices;
•	a lack of liquidity surrounding our assets, which could impede our ability to vary our portfolio in an appropriate manner;
•	the relative spreads between the yield on the assets we acquire and the cost of financing;
•	adverse changes in the financing markets we access affecting our ability to finance our acquisitions;
•	customer defaults on their obligations;
•	our ability to renew existing contracts and enter into new contracts with existing or potential customers;
•	the availability and cost of capital for future acquisitions;
•	concentration of a particular type of asset or in a particular sector;
•	competition within the aviation sector;
•	the competitive market for acquisition opportunities;
•	risks related to operating through joint ventures, partnerships, consortium arrangements or other collaborations with third parties;
•	our ability to successfully integrate acquired businesses;
•	obsolescence of our assets or our ability to sell, re-lease or re-charter our assets;
•	exposure to uninsurable losses and force majeure events;
•	the legislative/regulatory environment and exposure to increased economic regulation;
•	exposure to the oil and gas industry’s volatile oil and gas prices;
•	difficulties in obtaining effective legal redress in jurisdictions in which we operate with less developed legal systems;
•	our ability to maintain our exemption from registration under the Investment Company Act of 1940 and the fact that maintaining such exemption imposes limits on our operations;

•	our ability to successfully utilize leverage in connection with our investments;
•	foreign currency risk and risk management activities;
•	effectiveness of our internal control over financial reporting;
•	exposure to environmental risks, including natural disasters, increasing environmental legislation and the broader impacts of climate change;
•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;
•	actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;
•	our dependence on our Manager and its professionals and actual, potential or perceived conflicts of interest in our relationship with our Manager;
•	effects of the merger of Fortress Investment Group LLC with affiliates of SoftBank Group Corp.;
•	volatility in the market price of our shares;
•	the inability to pay dividends to our shareholders in the future; and
•	other risks described in the “Risk Factors” section of this registration statement and the Form 10-K.
Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

FTAI AVIATION LTD.
Our Company
FTAI Aviation Ltd., a Cayman Islands exempted company, was formed on December 8, 2017 and is the surviving parent company upon completion of the transactions completed in that certain Agreement and Plan of Merger (the “Merger”) on November 10, 2022 between Fortress Transportation and Infrastructure Investors LLC and FTAI Aviation Ltd. and certain other parties thereto. Except as otherwise specified, “we”, “us”, “our”, “FTAI”, “FTAI Aviation” or “the Company” refer to us and our consolidated subsidiaries. Our business has been, and will continue to be, conducted through FTAI Aviation Holdco Ltd. (“Holdco”) for the purpose of acquiring, managing and disposing of transportation and transportation-related equipment assets.
We are externally managed by FIG LLC (the “Manager”), an affiliate of Fortress Investment Group LLC (“Fortress”), which has a dedicated team of experienced professionals focused on the acquisition of transportation and infrastructure assets since 2002. On December 27, 2017, SoftBank Group Corp. (“SoftBank”) acquired Fortress (the “SoftBank Merger”). In connection with the SoftBank Merger, Fortress operates within SoftBank as an independent business headquartered in New York.
We own and acquire high quality aviation equipment that is essential for the transportation of goods and people globally. Additionally, we own and lease offshore energy equipment. We target assets that, on a combined basis, generate strong cash flows with potential for earnings growth. We believe that there are a large number of acquisition opportunities in our markets and that our Manager’s expertise and business and financing relationships, together with our access to capital, will allow us to take advantage of these opportunities. As of December 31, 2022, we had total consolidated assets of $2.4 billion and total equity of $19.4 million.
As of December 31, 2022, our operations consisted of Aviation Leasing and Aerospace Products. Our Aviation Leasing business acquires assets that are designed to carry cargo or people. Aviation equipment assets are typically long-lived, moveable and leased by us on either operating leases or finance leases to companies that provide transportation services. Our leases generally provide for long-term contractual cash flow with high cash-on-cash yields and include structural protections to mitigate credit risk. Our Aerospace Products business develops and manufactures through a joint venture, and repairs and sells through exclusivity arrangements, aftermarket components for aircraft engines.
Management Agreement and Services and Profit Sharing Agreement
On July 31, 2022, in connection with our spin-off, we entered into a new management agreement with the Manager (the “Management Agreement”), an affiliate of Fortress, pursuant to which the Manager is paid annual fees in exchange for advising us on various aspects of our business, formulating our investment strategies, arranging for the acquisition and disposition of assets, arranging for financing, monitoring performance, and managing our day-to-day operations, inclusive of all costs incidental thereto. On November 10, 2022, in connection with the closing of the Merger, we entered into a Services and Profit Sharing Agreement, pursuant to which the Master GP is entitled to receive incentive payments on substantially similar terms as it was entitled to receive such payments prior to the Merger.
General
Nasdaq lists our ordinary shares under the trading symbol “FTAI,” our Series A Preferred Shares under the trading symbol “FTAIP,” our Series B Preferred Shares under the trading symbol “FTAIO” and our Series C Preferred Shares under the trading symbol “FTAIN.”
We are formed in the Cayman Islands and our principal executive offices are located at 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105. Our telephone number is (212) 798-6100. Our web address is www.ftaiaviation.com. We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors under the heading “Risk Factors” contained in the Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that are incorporated by reference in this prospectus and any accompanying prospectus supplement. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes, which may include funding one or more acquisitions in whole or in part. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling shareholder. We may pay certain expenses in connection with sales by selling shareholders.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank, National Association. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, the applicable prospectus supplement and provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	any covenants applicable to the particular debt securities being issued;
•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF SHARES
The following description of our ordinary shares, preferred shares and provisions of our amended and restated memorandum and articles of association (as amended from time to time, the “Articles”) do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our Articles, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors are urged to read the exhibits for a complete understanding of our operating agreement.
Authorized Shares
Under the Articles, our authorized share capital consists of:
•	2,000,000,000 ordinary shares, par value $0.01 per share (“ordinary shares”); and
•
200,000,000 preferred shares, par value $0.01 per share (“preferred shares”), 4,180,000 of which are designated as Series A Preferred Shares, 4,940,000 of which are designated as Series B Preferred Shares and 4,200,000 of which are designated as Series C Preferred Shares.

All of the issued and outstanding ordinary shares and our Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares are fully paid and non-assessable.
Ordinary shares
No holder of ordinary shares is entitled to preemptive, preferential or similar rights or redemption or conversion rights. Holders of ordinary shares are entitled to one vote per share on all matters submitted to a vote of holders of ordinary shares. Unless a different majority is required by law or by our Articles, resolutions to be approved by holders of ordinary shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Each holder of ordinary shares is entitled to one vote for each ordinary share held on all matters submitted to a vote of shareholders. Except as provided with respect to any other class or series of shares, the holders of our ordinary shares will possess the exclusive right to vote for the election of directors and for all other purposes. Our Articles do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding ordinary shares can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.
Although we currently intend to pay regular quarterly dividends to holders of our ordinary shares, we may change our dividend policy at any time. Our net cash provided by operating activities has been less than the amount of distributions to our shareholders. The declaration and payment of dividends to holders of our ordinary shares will be at the discretion of our board of directors in accordance with applicable law after taking into account various factors, including actual results of operations, liquidity and financial condition, net cash provided by operating activities, restrictions imposed by applicable law, our taxable income, our operating expenses and other factors our board of directors deem relevant. In addition, while any Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares remain outstanding, unless the full cumulative distributions on past distribution periods for such shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions set aside, we are generally prohibited from declaring and paying or setting aside any dividends on our ordinary shares. See “Series A Preferred Shares—Priority Regarding Distributions,” “Series B Preferred Shares—Priority Regarding Distributions” and “Series C Preferred Shares—Priority Regarding Distributions.” Any rights of holders of our ordinary shares to receive dividends, if any, declared from time to time by our board of directors out of legally available funds will also be subject to any preferred rights of holders of any additional preferred shares that we may issue in the future.
There can be no assurance that we will continue to pay dividends in amounts or on a basis consistent with prior distributions to our investors, if at all. Because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on hand and any funds we receive from our subsidiaries and our ability to receive distributions from our subsidiaries may be limited by the financing agreements to which they are subject, including the indentures governing our senior notes and the amended and restated revolving credit facility. In addition, pursuant to the Services and Profit Sharing Agreement with our subsidiary FTAI Aviation Holdco Ltd. and Fortress Worldwide Transportation and Infrastructure Master GP LLC

(the “Master GP”), Master GP will be entitled to receive incentive payments before any amounts are distributed by the Company based both on our consolidated net income and capital gains income in each fiscal quarter and for each fiscal year, respectively.
In the event of our liquidation, dissolution or winding up, the holders of our ordinary shares are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred shares prior to distribution.
Our ordinary shares trade on Nasdaq Global Select Market (“Nasdaq”) under the symbol “FTAI”.
Series A Preferred Shares
General
The Articles authorize the Company to issue up to 200,000,000 preferred shares in one or more series, and the Company’s board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, powers and duties of any such series. The “8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares” are designated as one series of our authorized preferred shares, consisting of 4,180,000 Series A Preferred Shares.
The Series A Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Preferred Shares rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The Series A Preferred Shares have a fixed liquidation preference of $25.00 per Series A Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of payment, whether or not declared; provided that the rights of the holders of Series A Preferred Shares to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (as defined below) and to the other matters described under “—Liquidation Rights”.
Our Series A Preferred Shares trade on Nasdaq under the symbol “FTAIP”.
Ranking
With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series A Preferred Shares rank (i) senior and prior to our ordinary shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series A Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series A Preferred Shares or does not state it is junior or senior to the Series A Preferred Shares (including our Series B Preferred Shares and Series C Preferred Shares), (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series A Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our ordinary shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries.
The Series A Preferred Shares are not convertible into, or exchangeable for, shares of any other class or series of our share capital or other securities and are not subject to any sinking fund or other obligation to redeem or repurchase the Series A Preferred Shares. The Series A Preferred Shares are not secured, are not guaranteed by us or any of our affiliates and are not subject to any other arrangement that legally or economically enhances the ranking of the Series A Preferred Shares.
Distributions
Holders of the Series A Preferred Shares are entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series A Preferred Share at a rate equal to (i) from, and including, the original issue date of the Series A Preferred Shares, being the date of the completion of the merger, to, but excluding, September 15, 2024 (the “Series A Fixed Rate Period”), 8.25% per annum, and (ii) beginning September 15, 2024 (the “Series A Floating Rate Period”), Three-Month LIBOR (as defined below) plus a spread of 688.6 basis points per annum and that sum will be the distribution rate for the applicable Distribution Period. A “Distribution Period” means the period from, and including, each Distribution Payment Date (as defined below) to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which is the period from, and including, the original issue date of the Series A Preferred Shares, being the date of the completion of the merger, to, but excluding, the next succeeding Distribution Payment Date.
When, as, and if declared by our board of directors, we pay cash distributions on the Series A Preferred Shares quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year (each such date, a “Distribution Payment Date”), which payments began on December 15, 2022. We pay cash distributions to the holders of record of Series A Preferred Shares as they appear on our share register on the applicable record date, which for any Distribution Payment Date shall be the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by our board of directors as the record date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.
Distributions on the Series A Preferred Shares are not mandatory. However, distributions on the Series A Preferred Shares accrue from and including, the most recent Distribution Payment Date on which all accrued distributions have been paid, whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, is payable in respect of any distribution payment or payments on the Series A Preferred Shares which may be in arrears, and holders of the Series A Preferred Shares are not entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described above.
If in the future we issue additional shares of the Series A Preferred Shares, distributions on those additional shares will accrue from the most recent Distribution Payment Date at the then-applicable distribution rate.
The distribution rate for each Distribution Period in the Series A Floating Rate Period will be determined by the calculation agent using Three-Month LIBOR as in effect on the second London banking day prior to the beginning of the Distribution Period, which date is referred to as the “distribution determination date” for the relevant Distribution Period. The calculation agent then will add Three-Month LIBOR as determined on the distribution determination date and the spread of 688.6 basis points per annum. Once the distribution rate for the Series A Preferred Shares is determined, the calculation agent will deliver that information to us and the transfer agent for the Series A Preferred Shares. Absent manifest error, the calculation agent’s determination of the distribution rate for a Distribution Period for the Series A Preferred Shares will be final. A “London banking day” is any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.
As used in this description of Series A Preferred Shares, the term “Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a three month period (the “three-month LIBOR rate”), as that rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant distribution determination date, provided that:
(i)
If no offered rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) on the relevant distribution determination date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(ii)
Otherwise, the calculation agent in consultation with us will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the distribution determination date for loans in U.S. dollars to leading European banks for a three month period for the applicable Distribution Period in an amount of at least $1,000,000. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(iii)	Otherwise, Three-Month LIBOR for the next Distribution Period will be equal to Three-Month LIBOR in effect for the then-current Distribution Period or, in the case of the first Distribution

Period in the Series A Floating Rate Period, the most recent three-month LIBOR rate on which Three-Month LIBOR could have been determined in accordance with the first sentence of this paragraph had the distribution rate been a floating rate during the Series A Fixed Rate Period.
In the event that Three-Month LIBOR is less than zero, Three-Month LIBOR shall be deemed to be zero.
Notwithstanding the foregoing clauses (i), (ii) and (iii):
(a)
If the calculation agent determines on the relevant distribution determination date that LIBOR has been discontinued or is no longer viewed as an acceptable benchmark for securities like the Series A Preferred Shares (a “Series A LIBOR Event”), then the calculation agent will use a substitute or successor base rate that it has determined, in consultation with us, is the most comparable to LIBOR; provided that if the calculation agent determines there is an industry accepted substitute or successor base rate, then the calculation agent shall use such substitute or successor base rate.

(b)
If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent, in consultation with us, may determine what business day convention to use, the definition of business day, the distribution determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to LIBOR, or any adjustment to the applicable spread thereon, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

Notwithstanding the foregoing, if the calculation agent determines in its sole discretion that there is no alternative rate that is a substitute or successor base rate for LIBOR, the calculation agent may, in its sole discretion, or if the calculation agent fails to do so, the Company may, appoint an independent financial advisor (“IFA”) to determine an appropriate alternative rate and any adjustments, and the decision of the IFA will be binding on the Company, the calculation agent and the holders of Series A Preferred Shares. If a Series A LIBOR Event has occurred, but for any reason an alternative rate has not been determined, an IFA has not determined an appropriate alternative rate and adjustments or an IFA has not been appointed, Three-Month LIBOR for the next Distribution Period to which the determination date relates shall be Three-Month LIBOR as in effect for the then-current Distribution Period; provided, that if this sentence is applicable with respect to the first Distribution Period in the Series A Floating Rate Period, the interest rate, business day convention and manner of calculating interest applicable during the Series A Fixed Rate Period will remain in effect during the Series A Floating Rate Period.
Priority Regarding Distributions
While any Series A Preferred Shares remain outstanding, unless the full cumulative distributions for all past Distribution Periods on all outstanding Series A Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
(1)	no distribution will be declared and paid or set aside for payment on any Junior Securities (as defined below) (other than a distribution payable solely in shares of Junior Securities);
(2)
no shares of Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to the original issue date of the Series A Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and

(3)
no shares of Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series A Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).

The foregoing limitations do not apply to (i) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries and (ii) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
Accumulated distributions in arrears for any past Distribution Period may be declared by the board of directors and paid on any date fixed by the board of directors, whether or not a Distribution Payment Date, to holders of the Series A Preferred Shares on the record date for such payment, which may not be less than 10 days before such distribution. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series A Preferred Shares (e.g., monthly rather than quarterly), the board of directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the board of directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series A Preferred Shares on the next Distribution Payment Date.
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series A Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series A Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series A Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series A Preferred Shares and Parity Securities at such time.
As used in this description of Series A Preferred Shares, (i) “Junior Securities” means our ordinary shares and any other class or series of our share capital over which the Series A Preferred Shares has preference or priority in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up, (ii) “Parity Securities” means any other class or series of our share capital that ranks equally with the Series A Preferred Shares in the payment of distributions and in the distribution of assets on our liquidation, dissolution or winding up (including our Series B Preferred Shares and Series C Preferred Shares) and (iii) “Senior Securities” means any other class or series of our share capital that has preference or priority over the Series A Preferred Shares in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up.
Subject to the conditions described above, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by our board of directors, may be declared and paid on our ordinary shares and any Junior Securities from time to time out of any funds legally available for such payment, and the holders of the Series A Preferred Shares will not be entitled to participate in those distributions.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up (“Liquidation”), the holders of the outstanding Series A Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of ordinary shares or any other Junior Securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidation distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of our remaining assets.
Conversion; Exchange and Preemptive Rights
The Series A Preferred Shares are not entitled to any preemptive rights or other rights to purchase or subscribe for our ordinary shares or any other security, and are not convertible into or exchangeable for our ordinary shares or any other security or property at the option of the holder.

Redemption
The Series A Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions.
Holders of Series A Preferred Shares do not have the right to require the redemption or repurchase of the Series A Preferred Shares.
Optional Redemption on or after September 15, 2024
We may redeem the Series A Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after September 15, 2024 (“Series A Optional Redemption”), at the redemption price equal to $25.00 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. We may undertake multiple Series A Optional Redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Optional Redemption upon a Rating Event
At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Series A Rating Event (as defined below), we may, at our option, redeem the Series A Preferred Shares in whole, but not in part, prior to September 15, 2024, at a redemption price per Series A Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose, and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
“Series A Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of September 12, 2019 for purposes of assigning ratings to securities with features similar to the Series A Preferred Shares, which change results in (i) any shortening of the length of time for which the criteria in effect as of September 12, 2019 are scheduled to be in effect with respect to the Series A Preferred Shares, or (ii) a lower equity credit being given to the Series A Preferred Shares than the equity credit that would have been assigned to the Series A Preferred Shares by such rating agency pursuant to the criteria in effect as of September 12, 2019.
Optional Redemption upon a Change of Control
If a Change of Control (as defined in the Series A Share Designation) occurs, we may, at our option, redeem the Series A Preferred Shares, in whole but not in part, prior to September 15, 2024 and within 60 days after the occurrence of such Change of Control, at a price of $25.25 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
If (i) a Change of Control occurs (whether before, on or after September 15, 2024) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all the outstanding Series A Preferred Shares, the distribution rate per annum on the Series A Preferred Shares will increase by 5.00%, beginning on the 31st day following such Change of Control.
Optional Redemption upon a Tax Redemption Event
If a Series A Tax Redemption Event (as defined in the Series A Share Designation) occurs, we may, at our option, redeem the Series A Preferred Shares, in whole but not in part, prior to September 15, 2024 and within 60 days after the occurrence of such Series A Tax Redemption Event, at a price of $25.25 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

Voting Rights
Owners of Series A Preferred Shares do not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series A Preferred Shares are entitled to vote, each holder of Series A Preferred Shares will have one vote per share, except that when shares of any class or series of Parity Securities have the right to vote with the Series A Preferred Shares as a single class on any matter, the Series A Preferred Shares and the shares of each such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Whenever dividends on any shares of the Series A Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive, the upper limit of the number of directors then constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any Other Voting Preferred Shares (as defined below) and the holders of Series A Preferred Shares, voting together as a single class). The holders of the Series A Preferred Shares, voting together as a single class with the holders of any series of Parity Securities then outstanding upon which like voting rights have been conferred and are exercisable (any such series, the “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the appointment of two additional directors at a special meeting of the holders of the Series A Preferred Shares and such Other Voting Preferred Shares and at each subsequent annual meeting of the holders of our ordinary shares at which such directors are up for re-appointment; provided that when all distributions accumulated on the Series A Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of holders of the Series A Preferred Shares to appoint any directors will cease and, unless there are any Other Voting Preferred Shares entitled to vote for the election of directors, the term of office of those two directors will forthwith terminate, the office of any directors appointed by holders of the Series A Preferred Shares shall automatically be vacated and the upper limit of the number of directors constituting the board of directors shall be automatically reduced by two. However, the right of the holders of the Series A Preferred Shares and any Other Voting Preferred Shares to appoint two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above. In no event shall the holders of the Series A Preferred Shares be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our share capital is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series A Preferred Shares and any Other Voting Preferred Shares exceed two.
While any Series A Preferred Shares remain outstanding, the following actions will be deemed a variation of the rights of the Series A Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized share capital into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Articles, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series A Preferred Shares, and shall in each case of clause (i) and (ii) require the approval of the holders of at least 66 2/3% in voting power of the Series A Preferred Shares and all Other Voting Preferred Shares; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the Other Voting Preferred Shares (including the Series A Preferred Shares for this purpose), the holders of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of 66 2/3% of the Other Voting Preferred Shares (including the Series A Preferred Shares for this purpose) as a class. However, we may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any holder of the Series A Preferred Shares; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all outstanding Series A Preferred Shares shall have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.

Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series A Preferred Shares:
•
any increase in the amount of authorized ordinary shares or authorized preferred shares, or any increase or decrease in the number of shares of any series of preferred shares, or the authorization, creation and issuance of other classes or series of share capital, in each case ranking on parity with or junior to the Series A Preferred Shares as to distributions or distribution of assets upon our liquidation, dissolution or winding up;

•
a merger or consolidation of us with or into another entity in which the Series A Preferred Shares remain outstanding with identical terms as existing immediately prior to such merger or consolidation; and

•
a merger or consolidation of us with or into another entity in which the Series A Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series A Preferred Shares.

The foregoing voting rights of the holders of Series A Preferred Shares shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and we shall have set aside sufficient funds for the benefit of holders of Series A Preferred Shares to effect the redemption.
Forum Selection
The Articles provide for submission to the exclusive jurisdiction of the courts of the Cayman Islands in connection with any claim or dispute arising out of or in connection with the constitutional documents of the Company or otherwise related in any way to each Company shareholder’s shareholding in the Company, other than any action or suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.
Series B Preferred Shares
General
The Articles authorize the Company to issue up to 200,000,000 preferred shares in one or more series, and the Company’s board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, powers and duties of any such series. The “8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares” are designated as one series of our authorized preferred shares, consisting of 4,940,000 Series B Preferred Shares.
The Series B Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series B Preferred Shares rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The Series B Preferred Shares have a fixed liquidation preference of $25.00 per Series B Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of payment, whether or not declared; provided that the rights of the holders of Series B Preferred Shares to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (as defined below) and to the other matters described under “—Liquidation Rights.”
Our Series B Preferred Shares trade on Nasdaq under the symbol “FTAIO”.
Ranking
With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series B Preferred Shares rank (i) senior and prior to our ordinary shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series B Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series B Preferred Shares or does not state it is junior or senior to the Series B Preferred Shares (including our Series A Preferred Shares and Series C Preferred Shares), (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series B Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our ordinary shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries.
The Series B Preferred Shares are not convertible into, or exchangeable for, shares of any other class or series of our share capital or other securities and are not subject to any sinking fund or other obligation to redeem or repurchase the Series B Preferred Shares. The Series B Preferred Shares are not secured, are not guaranteed by us or any of our affiliates and are not subject to any other arrangement that legally or economically enhances the ranking of the Series B Preferred Shares.
Distributions
Holders of the Series B Preferred Shares are entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series B Preferred Share at a rate equal to (i) from, and including, the original issue date of the Series B Preferred Shares, being the date of the completion of the merger, to, but excluding, December 15, 2024 (the “Series B Fixed Rate Period”), 8.00% per annum, and (ii) beginning December 15, 2024 (the “Series B Floating Rate Period”), Three-Month LIBOR (as defined in the Series B Share Designation) plus a spread of 644.7 basis points per annum. A “Distribution Period” means the period from, and including, each Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which is the period from, and including, the original issue date of the Series B Preferred Shares, being the date of the completion of the merger, to, but excluding, the next succeeding Distribution Payment Date.
When, as, and if declared by our board of directors, we pay cash distributions on the Series B Preferred Shares quarterly, in arrears, on each Distribution Payment Date, which payments began on December 15, 2022. We pay cash distributions to the holders of record of Series B Preferred Shares as they appear on our share register on the applicable record date, which for any Distribution Payment Date shall be the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by our board of directors as the record date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.
Distributions on the Series B Preferred Shares are not mandatory. However, distributions on the Series B Preferred Shares accrue from and including, the most recent Distribution Payment Date on which all accrued distributions have been paid, whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, is payable in respect of any distribution payment or payments on the Series B Preferred Shares which may be in arrears, and holders of the Series B Preferred Shares are not entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described above.
If in the future we issue additional shares of the Series B Preferred Shares, distributions on those additional shares will accrue from the most recent Distribution Payment Date at the then-applicable distribution rate.
The distribution rate for each Distribution Period in the Series B Floating Rate Period will be determined by the calculation agent using Three-Month LIBOR as in effect on the second London banking day prior to the beginning of the Distribution Period, which date is referred to as the “distribution determination date” for the relevant Distribution Period. The calculation agent then will add Three-Month LIBOR as determined on the distribution determination date and the spread of 644.7 basis points per annum, and that sum will be the distribution rate for the applicable Distribution Period. Once the distribution rate for the Series B Preferred Shares is determined, the calculation agent will deliver that information to us and the transfer agent for the Series B Preferred Shares. Absent manifest error, the calculation agent’s determination of the distribution rate for a Distribution Period for the Series B Preferred Shares will be final. A “London banking day” is any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.

As used in this description of Series B Preferred Shares, the term “Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a three month period (the “three-month LIBOR rate”), as that rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant distribution determination date, provided that:
(i)
If no offered rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) on the relevant distribution determination date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(ii)
Otherwise, the calculation agent in consultation with us will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the distribution determination date for loans in U.S. dollars to leading European banks for a three month period for the applicable Distribution Period in an amount of at least $1,000,000. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(iii)
Otherwise, Three-Month LIBOR for the next Distribution Period will be equal to Three-Month LIBOR in effect for the then-current Distribution Period or, in the case of the first Distribution Period in the Series B Floating Rate Period, the most recent three-month LIBOR rate on which Three-Month LIBOR could have been determined in accordance with the first sentence of this paragraph had the distribution rate been a floating rate during the Series B Fixed Rate Period.

In the event that Three-Month LIBOR is less than zero, Three-Month LIBOR shall be deemed to be zero.
Notwithstanding the foregoing clauses (i), (ii) and (iii):
(a)
If the calculation agent determines on the relevant distribution determination date that LIBOR has been discontinued or is no longer viewed as an acceptable benchmark for securities like the Series B Preferred Shares (a “Series B LIBOR Event”), then the calculation agent will use a substitute or successor base rate that it has determined, in consultation with us, is the most comparable to LIBOR; provided that if the calculation agent determines there is an industry-accepted substitute or successor base rate, then the calculation agent shall use such substitute or successor base rate.

(b)
If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent, in consultation with us, may determine what business day convention to use, the definition of business day, the distribution determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to LIBOR, or any adjustment to the applicable spread thereon, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

Notwithstanding the foregoing, if the calculation agent determines in its sole discretion that there is no alternative rate that is a substitute or successor base rate for LIBOR, the calculation agent may, in its sole discretion, or if the calculation agent fails to do so, the Company may, appoint an IFA to determine an appropriate alternative rate and any adjustments, and the decision of the IFA will be binding on the Company, the calculation agent and the holders of Series B Preferred Shares. If a Series B LIBOR Event has occurred, but for any reason an alternative rate has not been determined, an IFA has not determined an appropriate alternative rate and adjustments or an IFA has not been appointed, Three-Month LIBOR for the next Distribution Period to which the determination date relates shall be Three-Month LIBOR as in effect for the then-current Distribution Period; provided, that if this sentence is applicable with respect to the first Distribution Period in the Series B Floating Rate Period, the interest rate, business day convention and manner of calculating interest applicable during the Series B Fixed Rate Period will remain in effect during the Series B Floating Rate Period.

Priority Regarding Distributions
While any Series B Preferred Shares remain outstanding, unless the full cumulative distributions for all past Distribution Periods on all outstanding Series B Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
(1)	no distribution will be declared and paid or set aside for payment on any Junior Securities (as defined below) (other than a distribution payable solely in shares of Junior Securities);
(2)
no shares of Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to the original issue date of the Series B Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and

(3)
no shares of Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series B Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).

The foregoing limitations do not apply to (i) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries and (ii) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
Accumulated distributions in arrears for any past Distribution Period may be declared by the board of directors and paid on any date fixed by the board of directors, whether or not a Distribution Payment Date, to holders of the Series B Preferred Shares on the record date for such payment, which may not be less than 10 days before such distribution. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series B Preferred Shares (e.g., monthly rather than quarterly), the board of directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the board of directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series B Preferred Shares on the next Distribution Payment Date.
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series B Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series B Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series B Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series B Preferred Shares and Parity Securities at such time.
As used in this description of Series B Preferred Shares, (i) “Junior Securities” means our ordinary shares and any other class or series of our share capital over which the Series B Preferred Shares has preference or priority in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up, (ii) “Parity Securities” means any other class or series of our share capital that ranks equally with the Series B Preferred Shares in the payment of distributions and in the distribution of assets on our liquidation, dissolution or winding up (including our Series A Preferred Shares and Series C Preferred Shares) and (iii) “Senior Securities” means any other class or series of our share capital that has preference or priority over the Series B Preferred Shares in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up.

Subject to the conditions described above, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by our board of directors, may be declared and paid on our ordinary shares and any Junior Securities from time to time out of any funds legally available for such payment, and the holders of the Series B Preferred Shares will not be entitled to participate in those distributions.
Liquidation Rights
Upon our voluntary or involuntary Liquidation, the holders of the outstanding Series B Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of ordinary shares or any other Junior Securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidation distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of our remaining assets.
Conversion; Exchange and Preemptive Rights
The Series B Preferred Shares are not entitled to any preemptive rights or other rights to purchase or subscribe for our ordinary shares or any other security, and are not convertible into or exchangeable for our ordinary shares or any other security or property at the option of the holder.
Redemption
The Series B Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions.
Holders of Series B Preferred Shares do not have the right to require the redemption or repurchase of the Series B Preferred Shares.
Optional Redemption on or after December 15, 2024
We may redeem the Series B Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after December 15, 2024 (“Series B Optional Redemption”), at the redemption price equal to $25.00 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. We may undertake multiple Series B Optional Redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Optional Redemption upon a Rating Event
At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Series B Rating Event (as defined below), we may, at our option, redeem the Series B Preferred Shares in whole, but not in part, prior to December 15, 2024, at a redemption price per Series B Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
“Series B Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of November 27, 2019 for purposes of assigning ratings to securities with features similar to the Series B Preferred Shares, which change results in (i) any shortening of the length of time for which the criteria in effect as of November 27, 2019 are scheduled to be in effect with respect to the Series B Preferred Shares, or (ii) a lower equity credit being given to the Series B Preferred Shares than the equity credit that would have been assigned to the Series B Preferred Shares by such rating agency pursuant to the criteria in effect as of November 27, 2019.

Optional Redemption upon a Change of Control
If a Change of Control (as defined in the Series B Share Designation) occurs, we may, at our option, redeem the Series B Preferred Shares, in whole but not in part, prior to December 15, 2024 and within 60 days after the occurrence of such Change of Control, at a price of $25.25 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
If (i) a Change of Control occurs (whether before, on or after December 15, 2024) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all the outstanding Series B Preferred Shares, the distribution rate per annum on the Series B Preferred Shares will increase by 5.00%, beginning on the 31st day following such Change of Control.
The Change of Control redemption feature of the Series B Preferred Shares may, in certain circumstances, make more difficult or discourage a sale or takeover of our limited liability company or a member of the Company and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.
Optional Redemption upon a Tax Redemption Event
If a Series B Tax Redemption Event (as defined in the Series B Share Designation) occurs, we may, at our option, redeem the Series B Preferred Shares, in whole but not in part, prior to December 15, 2024, and within 60 days after the occurrence of such Series B Tax Redemption Event, at a price of $25.25 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Voting Rights
Owners of Series B Preferred Shares do not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series B Preferred Shares are entitled to vote, each holder of Series B Preferred Shares will have one vote per share, except that when shares of any class or series of Parity Securities have the right to vote with the Series B Preferred Shares as a single class on any matter, the Series B Preferred Shares and the shares of each such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Whenever dividends on any shares of the Series B Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive, the upper limit of the number of directors then constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any Other Voting Preferred Shares (as defined below) and the holders of Series B Preferred Shares, voting together as a single class). The holders of the Series B Preferred Shares, voting together as a single class with the holders of any series of Parity Securities then outstanding upon which like voting rights have been conferred and are exercisable (any such series, the “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the appointment of two additional directors at a special meeting of the holders of the Series B Preferred Shares and such Other Voting Preferred Shares and at each subsequent annual meeting of the holders of our ordinary shares at which such directors are up for re-appointment; provided that when all distributions accumulated on the Series B Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of holders of the Series B Preferred Shares to appoint any directors will cease and, unless there are any Other Voting Preferred Shares entitled to vote for the election of directors, the term of office of those two directors will forthwith terminate, the office of any directors appointed by holders of the Series B Preferred Shares shall automatically be vacated and the upper limit of the number of directors constituting the board of directors shall be automatically reduced by two. However, the right of the holders of the Series B Preferred Shares and any Other Voting Preferred Shares to appoint two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above. In no event shall the holders of the Series B Preferred Shares be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our share capital is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Shares and any Other Voting Preferred Shares exceed two.
While any Series B Preferred Shares remain outstanding, the following actions will be deemed a variation of the rights of the Series B Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized share capital into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Articles, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series B Preferred Shares, and shall in each case of clause (i) and (ii) require the approval of the holders of at least 66 2/3% in voting power of the Series B Preferred Shares and all Other Voting Preferred Shares; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the Other Voting Preferred Shares (including the Series B Preferred Shares for this purpose), the holders of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of 66 2/3% of the Other Voting Preferred Shares (including the Series B Preferred Shares for this purpose) as a class. However, we may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any holder of the Series B Preferred Shares; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all outstanding Series B Preferred Shares shall have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.
Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series B Preferred Shares:
•
any increase in the amount of authorized ordinary shares or authorized preferred shares, or any increase or decrease in the number of shares of any series of preferred shares, or the authorization, creation and issuance of other classes or series of share capital, in each case ranking on parity with or junior to the Series B Preferred Shares as to distributions or distribution of assets upon our liquidation, dissolution or winding up;

•
a merger or consolidation of us with or into another entity in which the Series B Preferred Shares remain outstanding with identical terms as existing immediately prior to such merger or consolidation; and

•
a merger or consolidation of us with or into another entity in which the Series B Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series B Preferred Shares.

The foregoing voting rights of the holders of Series B Preferred Shares shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption upon proper notice and we shall have set aside sufficient funds for the benefit of holders of Series B Preferred Shares to effect the redemption.
Forum Selection
The Articles provide for submission to the exclusive jurisdiction of the courts of the Cayman Islands in connection with any claim or dispute arising out of or in connection with the constitutional documents of the Company or otherwise related in any way to each Company shareholder’s shareholding in the Company, other than any action or suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

Series C Preferred Shares
General
The Articles authorize the Company to issue up to 200,000,000 preferred shares in one or more series, and the Company’s board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, powers and duties of any such series. The “8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares” are designated as one series of our authorized preferred shares, consisting of 4,200,000 Series C Preferred Shares.
The Series C Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series C Preferred Shares rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The Series C Preferred Shares have a fixed liquidation preference of $25.00 per Series C Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of payment, whether or not declared; provided that the rights of the holders of Series C Preferred Shares to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (as defined below) and to the other matters described under “—Liquidation Rights.”
Our Series C Preferred Shares trade on Nasdaq under the symbol “FTAIN”.
Ranking
With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series C Preferred Shares rank (i) senior and prior to our ordinary shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series C Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series C Preferred Shares or does not state it is junior or senior to the Series C Preferred Shares (including our Series A Preferred Shares and Series B Preferred Shares), (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series C Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our ordinary shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries.
The Series C Preferred Shares are not convertible into, or exchangeable for, shares of any other class or series of our share capital or other securities and are not subject to any sinking fund or other obligation to redeem or repurchase the Series C Preferred Shares. The Series C Preferred Shares are not secured, are not guaranteed by us or any of our affiliates and are not subject to any other arrangement that legally or economically enhances the ranking of the Series C Preferred Shares.
Distributions
Holders of the Series C Preferred Shares are entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series C Preferred Share at a rate equal to (i) from, and including, the original issue date of the Series C Preferred Shares, being the date of the completion of the merger, to, but excluding, June 15, 2026 (the “Series C Reset Rate Period”), 8.25% per annum, and (ii) beginning June 15, 2026 (the “Series C Fixed Rate Period”), the Five-Year Treasury Rate (as defined below) plus a spread of 737.8 basis points per annum; provided that if the Five-Year Treasury Rate for any Distribution Period (as defined below) described in this clause (ii) cannot be determined pursuant to the definition of “Five-Year Treasury Rate,” the distribution rate for such Distribution Period will be the same as the distribution rate determined for the immediately preceding Distribution Period. A “Distribution Period” means the period from, and including, each Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which is the period from, and including, the original issue date of the Series C Preferred Shares, being the date of the completion of the merger, to, but excluding, the next succeeding Distribution Payment Date.

For purposes of calculating the distribution rate for a given Series C Fixed Rate Period, the calculation agent shall determine the “Five-Year Treasury Rate” (for any Reset Period (as defined below) commencing on or after the First Reset Date), based on the rate on the Reset Distribution Determination Date (as defined below) and equal to:
(i)
The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion; or

(ii)
If no calculation is provided as described in clause (i), then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, shall determine the Five-Year Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent shall use such successor rate. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent, in its sole discretion, may determine the “business day” convention, the definition of “business day” and the Reset Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the rate described in clause (i), in a manner that is consistent with industry-accepted practices for such substitute or successor rate.

As used herein, “Reset Period” means the period from, and including, June 15, 2026 to, but excluding, the fifth-year anniversary of said date, and thereafter from, and including, the fifth-year anniversary of June 15, 2026 but excluding the following fifth-year anniversary of said date (each five-year period, commencing with June 15, 2026, a “Reset Period”).
As used herein, “Reset Distribution Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
When, as, and if declared by our board of directors, we pay cash distributions on the Series C Preferred Shares quarterly, in arrears, on each Distribution Payment Date, which payments began on December 15, 2022. We pay cash distributions to the holders of record of Series C Preferred Shares as they appear on our share register on the applicable record date, which for any Distribution Payment Date shall be the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by our board of directors as the record date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.
Distributions on the Series C Preferred Shares are not mandatory. However, distributions on the Series C Preferred Shares accrue from and including, the most recent Distribution Payment Date on which all accrued distributions have been paid, as applicable, whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, is payable in respect of any distribution payment or payments on the Series C Preferred Shares which may be in arrears, and holders of the Series C Preferred Shares are not entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described above.
If in the future we issue additional shares of the Series C Preferred Shares, distributions on those additional shares will accrue from the most recent Distribution Payment Date at the then-applicable distribution rate.
Priority Regarding Distributions
While any Series C Preferred Shares remain outstanding, unless the full cumulative distributions for all past Distribution Periods on all outstanding Series C Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
(1)	no distribution will be declared and paid or set aside for payment on any Junior Securities (as defined below) (other than a distribution payable solely in shares of Junior Securities);

(2)
no shares of Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to the original issue date of the Series C Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and

(3)
no shares of Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series C Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).

The foregoing limitations do not apply to (i) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries and (ii) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
Accumulated distributions in arrears for any past Distribution Period may be declared by the board of directors and paid on any date fixed by the board of directors, whether or not a Distribution Payment Date, to holders of the Series C Preferred Shares on the record date for such payment, which may not be less than 10 days before such distribution. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series C Preferred Shares (e.g., monthly rather than quarterly), the board of directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the board of directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series C Preferred Shares on the next Distribution Payment Date.
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series C Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series C Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series C Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series C Preferred Shares and Parity Securities at such time.
As used in this description of Series C Preferred Shares, (i) “Junior Securities” means our ordinary shares and any other class or series of our share capital over which the Series C Preferred Shares has preference or priority in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up, (ii) “Parity Securities” means any other class or series of our share capital that ranks equally with the Series C Preferred Shares in the payment of distributions and in the distribution of assets on our liquidation, dissolution or winding up (including our Series A Preferred Shares and Series B Preferred Shares) and (iii) “Senior Securities” means any other class or series of our share capital that has preference or priority over the Series C Preferred Shares in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up.
Subject to the conditions described above, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by our board of directors, may be declared and paid on our ordinary shares and any Junior Securities from time to time out of any funds legally available for such payment, and the holders of the Series C Preferred Shares will not be entitled to participate in those distributions.
Liquidation Rights
Upon our voluntary or involuntary Liquidation, the holders of the outstanding Series C Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of ordinary shares or any other Junior Securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidating distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidating distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidating distribution is made to the date of such liquidating distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of our remaining assets.
Conversion; Exchange and Preemptive Rights
The Series C Preferred Shares are not entitled to any preemptive rights or other rights to purchase or subscribe for our ordinary shares or any other security, and are not convertible into or exchangeable for our ordinary shares or any other security or property at the option of the holder.
Redemption
The Series C Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions.
Holders of Series C Preferred Shares do not have the right to require the redemption or repurchase of the Series C Preferred Shares.
Optional Redemption on or after June 15, 2026
We may redeem the Series C Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after June 15, 2026 (“Series C Optional Redemption”), at the redemption price equal to $25.00 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. We may undertake multiple Series C Optional Redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Optional Redemption upon a Rating Event
At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Series C Rating Event (as defined below), we may, at our option, redeem the Series C Preferred Shares in whole, but not in part, prior to June 15, 2026, at a redemption price per Series C Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
“Series C Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of March 25, 2021 for purposes of assigning ratings to securities with features similar to the Series C Preferred Shares, which change results in (i) any shortening of the length of time for which the criteria in effect as of March 25, 2021 are scheduled to be in effect with respect to the Series C Preferred Shares, or (ii) a lower equity credit being given to the Series C Preferred Shares than the equity credit that would have been assigned to the Series C Preferred Shares by such rating agency pursuant to the criteria in effect as of March 25, 2021.
Optional Redemption upon a Change of Control
If a Change of Control (as defined in the Series C Share Designation) occurs, we may, at our option, redeem the Series C Preferred Shares, in whole but not in part, prior to June 15, 2026 and within 60 days after the occurrence of such Change of Control, at a price of $25.25 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
If (i) a Change of Control occurs (whether before, on or after June 15, 2026) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all the outstanding Series C Preferred Shares, the distribution rate per annum on the Series C Preferred Shares will increase by 500 basis points, beginning on the 31st day following such Change of Control.

Optional Redemption upon a Tax Redemption Event
If a Series C Tax Redemption Event (as defined in the Series C Share Designation) occurs, we may, at our option, redeem the Series C Preferred Shares, in whole but not in part, prior to June 15, 2026, and within 60 days after the occurrence of such Series C Tax Redemption Event, at a price of $25.25 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Voting Rights
Owners of Series C Preferred Shares do not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series C Preferred Shares are entitled to vote, each holder of Series C Preferred Shares will have one vote per share, except that when shares of any class or series of Parity Securities have the right to vote with the Series C Preferred Shares as a single class on any matter, the Series C Preferred Shares and the shares of each such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Whenever dividends on any shares of the Series C Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive, the upper limit of the number of directors then constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any Other Voting Preferred Shares (as defined below) and the holders of Series C Preferred Shares, voting together as a single class). The holders of the Series C Preferred Shares, voting together as a single class with the holders of any series of Parity Securities then outstanding upon which like voting rights have been conferred and are exercisable (any such series, the “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the appointment of two additional directors at a special meeting of the holders of the Series C Preferred Shares and such Other Voting Preferred Shares and at each subsequent annual meeting of the holders of our ordinary shares at which such directors are up for re-appointment; provided that when all distributions accumulated on the Series C Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of holders of the Series C Preferred Shares to appoint any directors will cease and, unless there are any Other Voting Preferred Shares entitled to vote for the election of directors, the term of office of those two directors will forthwith terminate, the office of any directors appointed by holders of the Series C Preferred Shares shall automatically be vacated and the upper limit of the number of directors constituting the board of directors shall be automatically reduced by two. However, the right of the holders of the Series C Preferred Shares and any Other Voting Preferred Shares to appoint two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above. In no event shall the holders of the Series C Preferred Shares be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our share capital is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series C Preferred Shares and any Other Voting Preferred Shares exceed two.
While any Series C Preferred Shares remain outstanding, the following actions will be deemed a variation of the rights of the Series C Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized share capital into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Articles, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series C Preferred Shares, and shall in each case of clause (i) and (ii) require the approval of the holders of at least 66 2/3% in voting power of the Series C Preferred Shares and all Other Voting Preferred Shares; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the Other Voting Preferred Shares (including the Series C Preferred Shares for this purpose), the holders of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of 66 2/3% of the Other Voting Preferred Shares (including the Series C Preferred Shares for this purpose) as a class. However, we may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any holder of the Series C Preferred Shares; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all outstanding Series C Preferred Shares shall have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.
Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series C Preferred Shares:
•
any increase in the amount of authorized ordinary shares or authorized preferred shares, or any increase or decrease in the number of shares of any series of preferred shares, or the authorization, creation and issuance of other classes or series of share capital, in each case ranking on parity with or junior to the Series C Preferred Shares as to distributions or distribution of assets upon our liquidation, dissolution or winding up;

•
a merger or consolidation of us with or into another entity in which the Series C Preferred Shares remain outstanding with identical terms as existing immediately prior to such merger or consolidation; and

•
a merger or consolidation of us with or into another entity in which the Series C Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series C Preferred Shares.

The foregoing voting rights of the holders of Series C Preferred Shares shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption upon proper notice and we shall have set aside sufficient funds for the benefit of holders of Series C Preferred Shares to effect the redemption.
Forum Selection
The Articles provide for submission to the exclusive jurisdiction of the courts of the Cayman Islands in connection with any claim or dispute arising out of or in connection with the constitutional documents of the Company or otherwise related in any way to each Company shareholder’s shareholding in the Company, other than any action or suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.
Dividends
Dividends are recorded if and when declared by the board of directors. The then board of directors of FTAI declared cash dividends of $1.26, $1.32 and $1.32 per ordinary share during each of the years ended December 31, 2022, 2021 and 2020, respectively.
Additionally, the then board of directors of FTAI declared cash dividends on the FTAI Series A Preferred Shares of $2.06, $2.06 and $2.06 per share for the years ended December 31, 2022, 2021 and 2020, respectively, the Series B Preferred Shares of $2.00, $2.00 and $2.10 per share for the years ended December 31, 2022, 2021 and 2020, respectively, and the Series C Preferred Shares of $2.06 and $1.49 per share for the year ended December 31, 2022 and 2021, respectively.
Exempted Company
The Company is an exempted company with limited liability incorporated under the laws of Cayman Islands. The Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
•	an exempted company does not have to file an annual return of its shareholders with the registrar of Companies of the Cayman Islands;

•	an exempted company’s register of members is not open to inspection;
•	an exempted company does not have to hold an annual general meeting;
•	an exempted company may issue no par value shares;
•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•	an exempted company may register as a limited duration company; and
•	an exempted company may register as a segregated portfolio company.
Anti-Takeover Effects of Cayman Islands Law and Our Articles
The following is a summary of certain provisions of our Articles that may function to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.
Authorized but Unissued Shares
Our authorized but unissued ordinary shares and preferred shares will be available for future issuance without obtaining shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Other Provisions of Our Articles
Our Articles provides that our board shall consist of not fewer than three and not more than nine directors as the board of directors may from time to time determine. Our board of directors consists of seven directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, are generally required to effect a change in a majority of our board of directors.
The classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.
In addition, our Articles provides that a director may be removed, only for cause, and only by the affirmative vote of at least 80% of the then issued and outstanding ordinary shares entitled to vote in the election of directors.
In addition, our board of directors has the power to appoint a person as a director to fill a vacancy on our board occurring as a result of the death, disability, disqualification removal or resignation of a director, or as a result of an increase in the size of our board of directors.
Pursuant to our Articles, preferred shares may be issued from time to time, and the board of directors is authorized to determine and alter all designations, preferences, rights, powers and duties without limitation. Our Articles do not provide our shareholders with the ability to call general meetings of the shareholders.
See also, “Series A Preferred Shares-Optional Redemption upon a Change of Control,” “Series B Preferred Shares-Optional Redemption upon a Change of Control” and “Series C Preferred Shares-Optional Redemption upon a Change of Control.”

Ability of Our Shareholders to Act
Our Articles do not permit our shareholders to call general meetings. General meetings of shareholders may be called by the Board of Directors, the Chief Executive Officer, the Chairperson or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings. Written notice of any general meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.
Our Articles do not permit our shareholders to pass resolutions in writing.
Our Articles provide that nominations of persons for election to our board of directors at any annual general meeting, or at any extraordinary meeting of our shareholders called for the purpose of electing directors, may be made (a) by or at the direction of our board of directors or (b) by certain shareholders. In addition to any other applicable requirements, for business to be properly brought before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form. To be timely, a shareholder’s notice must be delivered to or mailed and received at our registered office (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual general meeting; and (ii) in the case of an extraordinary meeting, not later than the tenth day following the day on which such notice of the date of the extraordinary meeting was mailed or such public disclosure of the date of the extraordinary meeting was made, whichever first occurs.
Limitations on Liability and Indemnification of Directors and Officers
Our Articles provides that our directors shall not, to the maximum extent permitted by law, be liable to us for any loss or damage incurred by us as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, willful neglect or willful default of such director, and provided further that such director acted in good faith and in a manner such director reasonably believed to be in or not opposed to our best interests and had no reasonable cause to believe such director’s conduct was unlawful.
Our Articles provide that we indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.
We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Articles against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Articles.
Corporate Opportunity
Under our Articles, to the extent permitted by law:
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Fortress and its respective affiliates, including the Manager and Master GP, have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•
if Fortress and its respective affiliates, including the Manager and Master GP, or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, it has no duty to offer such corporate opportunity to us, our shareholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and

•
in the event that any of our directors and officers who is also a director, officer or employee of Fortress and their respective affiliates, including the Manager and Master GP, acquire knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if Fortress and their respective affiliates, including the Manager and Master GP, pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.

The Company’s Transfer Agent
The transfer agent for the Company’s shares is American Stock Transfer & Trust Company LLC, 6201 15th Avenue, Brooklyn, NY 11219.
DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in shares of particular series of preferred shares which are called depositary shares. We will deposit the preferred shares of a series which is the subject of depositary shares with a depositary, which will hold that preferred shares for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred shares.
While the deposit agreement relating to a particular series of preferred shares may have provisions applicable solely to that series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred shares an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Shares
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred shares, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred shares which is represented by the depositary share.
Conversion
If shares of a series of preferred shares are convertible into ordinary shares or other of our securities or property, holders of depositary shares relating to that series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the ordinary shares or other securities or property into which the number of shares (or fractions of shares) of preferred shares to which the depositary shares relate could at the time be converted.
Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	All outstanding depositary shares to which it relates have been redeemed or converted.
•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time; and
•	information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our ordinary shares, our preferred shares or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
•	the price, if any, for the subscription rights;
•	the number and terms of each ordinary share or preferred share or debt securities which may be purchased per each subscription right;
•	the exercise price payable for each ordinary share or preferred share or debt securities upon the exercise of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Commission if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our ordinary shares, our preferred shares or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the Commission if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SHAREHOLDERS
Information about selling shareholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Commission under the Exchange Act which are incorporated by reference into this prospectus.

CAYMAN ISLANDS TAXATION
The following summary contains a description of certain Cayman Islands tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Cayman Islands Tax Considerations
Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any ordinary shares under the laws of their country of citizenship, residence or domicile.
Cayman Islands Taxation
The following is a discussion on certain Cayman Islands income tax consequences of an investment in ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of ordinary shares, as the case may be, nor will gains derived from the disposal of ordinary shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of ordinary shares or on an instrument of transfer in respect of an ordinary share.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the U.S. federal income tax considerations generally applicable to an investment in Company shares. The information in this summary is based on the Code; current regulations promulgated by the Treasury Regulations; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and court decisions; all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. The summary is also based upon the assumption that the Company and its respective subsidiaries and affiliated entities will operate in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not legal or tax advice. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:
•	financial institutions;
•	insurance companies;
•	broker-dealers;
•	regulated investment companies;
•	partnerships and trusts;
•	expatriates or former long-term residents of the United States;
•	persons who receive Company shares through the exercise of employee stock options or otherwise as compensation;
•	persons holding Company shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons who hold (actually or constructively) 10% or more of the vote or value of the Company;
•	tax-exempt organizations; and
•	foreign investors.
This summary assumes that investors hold their Company shares as capital assets, which generally means property held for investment.
For purposes of this discussion under this heading “U.S. Federal Income Tax Considerations,” a “U.S. Holder” is a Company shareholder that is for U.S. federal income tax purposes:
•	a citizen or resident of the United States;
•
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Company shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax considerations of holding Company shares.

Taxation of the Company
Under current U.S. federal income tax law, a corporation is generally considered a tax resident in the jurisdiction of its organization or incorporation. Thus, as a company incorporated under the laws of the Cayman Islands, the Company is expected to be treated as a foreign corporation (and therefore as a non-U.S. tax resident) for U.S. federal income tax purposes. In certain circumstances, however, an entity organized outside the United States will be treated as a U.S. corporation (and, therefore, as a U.S. tax resident) under Section 7874 of the Code. Based on the rules in effect at the time of the merger of FTAI into a subsidiary of FTAI Aviation, the Company does not expect to be treated as a U.S. corporation for U.S. federal income tax purposes by virtue of Section 7874 of the Code. Nevertheless, because the Section 7874 rules and exceptions are complex and subject to factual and legal uncertainties, there can be no assurance that the Company will not be treated as a U.S. corporation for U.S. federal income tax purposes. The remainder of this discussion assumes that the Company is not treated as a U.S. corporation for U.S. federal income tax purposes.
If the Company is treated as engaged in a trade or business in the United States, then, unless exempted by an applicable income tax treaty or Section 883 or Section 887 of the Code (as described below), the portion of its net income, if any, that was “effectively connected” with such trade or business would be subject to U.S. federal income taxation at maximum corporate rates, currently 21%. In addition, the Company may be subject to an additional U.S. federal branch profits tax on its effectively connected earnings and profits at a rate of 30%. Although the Company (or one or more of its non-U.S. corporate subsidiaries) is expected to be treated as engaged in a U.S. trade or business, it is currently expected that only a small portion of the Company's taxable income will be treated as effectively connected with such U.S. trade or business. However, no assurance can be given that the amount of effectively connected income will not be greater than currently expected, whether due to a change in the Company's operations or otherwise. In addition, the Company expects to earn certain income through subsidiaries treated as U.S. corporations for U.S. federal income tax purposes, which subsidiaries would be subject to regular corporate U.S. federal income tax.
Section 883 of the Code provides an exemption from U.S. federal income taxation with respect to rental income derived from aircraft or ships used in international traffic by certain foreign corporations. The Company believes that it and its subsidiaries have been and currently remain currently eligible for this exemption with respect to aircraft and ships used in international traffic. No assurances can be given that the Company or its subsidiaries will continue to be eligible for this exemption as changes in its ownership or the amount of Company shares that are traded could cause the Company and its subsidiaries to cease to be eligible for such exemption. To qualify for this exemption in respect of rental income, the lessor of the aircraft or ships must be organized in a country that grants a comparable exemption to U.S. lessors (including the Cayman Islands and the Marshall Islands), and certain other requirements must be satisfied. The Company and its subsidiaries can satisfy these requirements if the shares of the Company are primarily and regularly traded on a recognized exchange and, for more than half the days of such year, certain shareholders, each of whom owns 5% or more of its shares (applying certain attribution rules), do not collectively own more than 50% of its shares. Company's shares will be considered to be primarily and regularly traded on a recognized exchange in any year if: (i) the number of trades in its shares effected on such recognized stock exchange exceed the number of Company shares (or direct interests in Company shares) that are traded during the year on all securities markets; (ii) trades in its shares are effected on such stock exchanges in more than de minimis quantities on at least 60 days during the year; and (iii) the aggregate number of its shares traded on such stock exchanges during the taxable year is at least 10% of the average number of Company shares issued and outstanding in that class during that year. Although we expect Company shares to be considered to be primarily and regularly traded on a recognized exchange, there can be no assurance in this regard. If Company shares cease to satisfy these requirements, then the Company and its subsidiaries may no longer be eligible for the Section 883 exemption with respect to income earned by aircraft or ships used in international traffic.
Under these rules and based on current practices, we expect that the Company and such subsidiaries will generally not be subject to U.S. federal income taxation with respect to aircraft or ships used in international traffic. No assurances can be given, however, that the Company and its subsidiaries will continue to be eligible for the exemption under Section 883 of the Code. If the Company or its subsidiaries were not eligible for the exemption under Section 883 of the Code, we expect that the U.S. source rental income of the Company and its subsidiaries would generally be subject to U.S. federal taxation, on a gross income basis, at a rate of not in excess of 4% as provided in Section 887 of the Code. If, contrary to expectations, either the Company or one of its subsidiaries did not comply with certain administrative guidelines of the IRS, such that 90% or more of the

U.S. source rental income of the Company or one of its subsidiaries were attributable to the activities of personnel based in the United States (in the case of bareboat leases) or from “regularly scheduled transportation” as defined in such administrative guidelines (in the case of time-charter leases), Section 887 would not apply and such U.S. source rental income would instead be treated as income effectively connected with the conduct of a trade or business in the United States, taxed as described above.
Considerations for U.S. Holders
Dividends
Distributions of cash or property that the Company pays in respect of its shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of the Company's current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) and, subject to the passive foreign investment company (“PFIC”) rules discussed below, will be includible in a U.S. Holder's gross income as ordinary income upon receipt. Subject to the PFIC rules, distributions to a U.S. Holder in excess of the Company's earnings and profits will be treated first as a return of capital (with a corresponding reduction in such U.S. Holder's tax basis in the shares) to the extent of such U.S. Holder's tax basis in the shares on which the distribution was made (determined separately for each share), and then as gain from the sale or exchange of such shares. Because the Company is expected to be treated as a PFIC, the Company's distributions are not expected to be eligible for any dividends-received deduction generally allowed for corporate U.S. Holders or for the reduced rate applicable to “qualified dividend income” (which is taxable at the rates generally applicable to long-term capital gains) for non-corporate U.S. Holders.
Sale, Exchange or Other Taxable Disposition of Shares
Upon the sale, exchange or other taxable disposition of shares, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between the amount realized on such sale, exchange or taxable disposition of Company shares and such U.S. Holder's tax basis in the shares sold. Subject to the PFIC rules discussed below, such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period with respect to such shares is more than one year at the time of its disposition. The deductibility of capital losses is subject to limitations.
PFIC Status and Related Tax Considerations
Under the Code, the Company will be a “passive foreign investment company” (a “PFIC”) for any taxable year in which either (i) 75% or more of the Company’s gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of the Company’s assets consists of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, the Company will be treated as if it holds its proportionate share of the assets of, and receives directly its proportionate share of the income of, any other corporation in which it directly or indirectly owns at least 25%, by value, of the shares of such corporation. Passive income includes, among other things, dividends, interest, certain non-active rents and royalties, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets. As noted above, the Company is expected to be a PFIC for its 2023 taxable year and may continue to be a PFIC in the future, although there can be no assurances in this regard. If the Company is a PFIC for any taxable year during which a U.S. Holder holds the Company shares (assuming such U.S. Holder has not made a timely QEF election or mark-to-market election, as described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the Company shares would be allocated ratably over the U.S. Holder’s holding period for the Company shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an additional tax based on the interest charge generally applicable to underpayments of tax would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its Company shares exceeds 125% of the average of the annual distributions on the Company shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.
If the Company is a PFIC for any taxable year during which a U.S. Holder holds its shares and any of the Company’s non-U.S. subsidiaries are also PFICs, the holder will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. subsidiary classified as a PFIC for purposes of the application of these rules and thus would be subject to the rules described above on income or gain recognized indirectly by the holder with respect to such subsidiaries. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to the Company and any of its subsidiaries.
A U.S. Holder can avoid certain of the adverse rules described above by making a qualified electing fund (“QEF”) election with respect to such PFIC, if the PFIC provides the information necessary for such election to be made. If a U.S. person makes a QEF election with respect to a PFIC, the U.S. person will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. For each year that the Company is a PFIC, we expect to provide information necessary for U.S. Holders to make a QEF election with respect to the Company by annually posting a “PFIC Annual Information Statement” on the Company’s website. However, no assurance can be given that we will be able to provide such information for each taxable year, and we do not expect to provide information necessary for U.S. Holders to make a QEF election for any subsidiaries of the Company which are PFICs.
If a U.S. Holder owns Company shares during any year in which the Company is a PFIC, the U.S. Holder must file annual reports, containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to the Company, with the U.S. Holder’s federal income tax return for that year, unless otherwise specified in the instructions with respect to such form.
In lieu of making a QEF election, a U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its Company shares; provided that Company shares are “marketable.” Company shares will be marketable if they are traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a “qualified exchange” or other market within the meaning of applicable Treasury Regulations. We expect that Company shares will be listed on Nasdaq, which is a qualified exchange for these purposes, but no assurances may be given in this regard. Consequently, assuming that Company shares are regularly traded, if a U.S. Holder holds Company shares, it is expected that the mark-to-market election would be available to such holder. However, because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by the Company that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
If a U.S. Holder makes the mark-to-market election, it will recognize as ordinary income any excess of the fair market value of the Company shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Company shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the Company shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of Company shares in a year when the Company is a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes such a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by the Company (except that the lower applicable capital gains rate for qualified dividend income would not apply). If a U.S. Holder makes a valid mark-to-market election, and the Company subsequently ceases to be classified as a PFIC, such U.S. Holder will not be required to take into account the mark-to-market income or loss described above during any period that the Company is not classified as a PFIC.
U.S. Holders should consult their tax advisers concerning the Company's PFIC status and the application of the PFIC rules to their Company shares and the Company's subsidiaries.
Redemption of Preferred Stock
Subject to the PFIC rules described above, the treatment of a redemption of the Company’s preferred shares will depend on whether the redemption qualifies as a sale of shares under Section 302 of the Code. If the redemption so qualifies, a U.S. Holder of the Company’s preferred shares would be treated as described above under the section titled “Sale, Exchange or Other Taxable Disposition of Shares.” If the redemption does not so qualify, such U.S. Holder would be treated as described above under the section titled “Dividends.” Whether a redemption of the Company’s preferred shares qualifies for sale treatment under Section 302 will depend on a number of factors, as determined at the time of such redemption. Each holder of the Company’s preferred shares is urged to consult with its tax advisors as to the tax considerations of any redemption of the Company’s preferred shares.
THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSIDERATIONS APPLICABLE TO THE OWNERSHIP AND DISPOSITION OF COMPANY SHARES. THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A HOLDER DEPENDING UPON THE HOLDER’S PARTICULAR SITUATION. EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THE HOLDER OF THE OWNERSHIP AND DISPOSITION OF COMPANY SHARES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS. NOTHING IN THIS SUMMARY IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.

ERISA CONSIDERATIONS
A plan fiduciary considering an investment in the securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code or any substantially similar federal, state, local or non-U.S. law. ERISA and the Code impose restrictions on:
•	employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA,
•	plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and Keogh Plans,
•
entities whose underlying assets include “plan assets” by reason of a plan’s investment in such entities including, without limitation, insurance company general accounts (each of the foregoing plans and entities, a “Plan”), and

•	persons who have certain specified relationships to a Plan described as “parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code, including fiduciaries to a Plan.
Prohibited Transactions
ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA. Under ERISA, any person who exercises any authority or control over the management or disposition of a Plan’s assets is considered to be a fiduciary of that Plan. Both ERISA and the Code prohibit certain transactions involving “plan assets” between a Plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty. Neither we nor any of our affiliates, officers, employees or agents is undertaking to provide investment advice or any recommendation in a fiduciary capacity in connection with any Plan (including any IRA) fiduciary’s decision acquire or hold any security issued pursuant hereto.
The direct or indirect purchase of the securities from FTAI Aviation, and the acquisition and holding of securities that constitute debt of FTAI Aviation, by a Plan with respect to which we are party in interest or a disqualified person could be treated as or give rise to a prohibited transaction under ERISA or the Code. There are, however, a number of statutory and administrative exemptions that could be applicable to a Plan’s investment in the securities, depending upon various factors, including, without limitation: (i) the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions with non-fiduciary service providers; (ii) Prohibited Transaction Class Exemption (“PTCE”) 84-14 for certain transactions determined by independent “qualified professional asset managers”; (iii) PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; (iv) PTCE 91-38 for certain transactions involving bank collective investment funds; (v) PTCE 96-23 for certain transactions determined by “in-house asset managers”; and (vi) PTCE 95-60 for certain transactions involving insurance company general accounts. Each of the above-described exemptions has various requirements and limitations. There can be no assurance that any of the above-described exemptions or any other exemption would apply to any particular prohibited transaction that might arise in connection with any particular Plan’s acquisition and holding of any security issued hereunder.
The Plan Assets Regulation
Under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), a Plan’s assets may be deemed to include an interest in the underlying assets of an entity if the Plan acquires an “equity interest” in such an entity and no exception under the Plan Asset Regulation is applicable. In that event, the operations of such an entity would be subject to, and may could result in prohibited transactions and other violations under ERISA and the Code.
Under the Plan Assets Regulation, if a Plan acquires a “publicly-offered security,” the issuer of the security is not deemed to hold plan assets of the investing Plan as a result of such acquisition. A publicly-offered security is a security that:
•	is freely transferable,
•	is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

•	is either:
(i)	part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or
(ii)
sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

Treatment of our Shares as “Publicly-Offered Securities”
We believe our ordinary shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares will meet the above criteria when issued, and it is anticipated that such shares will continue to meet the criteria of publicly-offered securities.
The applicability of the “publicly-offered securities” exception or another exception under the Plan Assets Regulation to other securities registered on the registration statement of which this prospectus forms a part will be discussed in the applicable prospectus supplement.
Governmental, Foreign and Church Plans
Governmental plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. Such plans may, however, be subject to other federal, state, local or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). In addition, any such plan that is qualified and exempt from taxation under the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code. Fiduciaries of such plans should consult with their counsel before purchasing any of the securities.
General Investment Considerations
Fiduciaries of a Plan (including, without limitation, an entity whose assets include plan assets, including, to the extent applicable, an insurance company general account, insurance company separate account or collective investment fund) considering the purchase of the securities should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the securities with respect to their specific circumstances. Each Plan fiduciary should take into account, among other considerations:
•	whether the Plan’s investment could give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code,
•	whether the fiduciary has the authority to make the investment,
•	the composition of the Plan’s portfolio with respect to diversification by type of asset,
•	the Plan’s funding objectives,
•	the tax effects of the investment,
•	whether our assets would be considered plan assets, and
•
whether, under the general fiduciary standards of investment prudence and diversification an investment in any of the securities is appropriate for the Plan taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The discussion of ERISA and Section 4975 of the Code contained herein is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings, and court decisions, some of which may have retroactive application and effect.
ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE SECURITIES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL, FOREIGN OR CHURCH PLAN SUBJECT TO LAWS SIMILAR TO ERISA AND/OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH

AN INVESTMENT. EACH SUCH INVESTOR, BY ACQUIRING ANY OF THE SECURITIES REGISTERED ON THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART SHALL BE DEEMED TO REPRESENT THAT (A) ITS ACQUISITION OF SUCH SECURITIES DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION OF ANY SUBSTANTIAL SIMILAR FEDERAL, STATE, LOCAL OR NON-U.S. LAW, AND (B) IF IT IS A PLAN, NEITHER WE NOR ANY OF OUR AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS WILL BE A FIDUCIARY WITH RESPECT TO THE PLANS INVESTMENT IN ANY SECURITY ISSUED PURSUANT HERETO. THE RESPONSIBLE FIDUCIARY OF ANY PLAN INVESTOR HAS THE SOLE RESPONSIBILITY FOR DETERMINING THAT SUCH AN INVESTMENT WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER ERISA OF SECTION 4975 OF THE CODE, AND DOES NOT OTHERWISE VIOLATE ERISA OR ANY SIMILAR LAW.

PLAN OF DISTRIBUTION
We or the selling shareholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
If indicated in an applicable prospectus supplement, we may sell our ordinary shares under a newly established dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
•	We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the ordinary shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use ordinary shares received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the ordinary shares under this prospectus; or

•
loan or pledge the ordinary shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:
•	on a national securities exchange;
•	in the over-the-counter market; or
•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange or markets on which the securities may be listed; and
•	other material terms of the offering.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
In addition to selling its equity securities under this prospectus, a selling shareholder may:
•	transfer its equity securities in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its equity securities under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or
•	sell its equity securities by any other legally available means.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our ordinary shares, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred shares or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred shares or warrants will be described in the applicable prospectus supplement.

In connection with any offering of ordinary shares, the underwriters may purchase and sell ordinary shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of ordinary shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the ordinary shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to U.S. and New York law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP, Cayman Islands. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.
EXPERTS
The consolidated financial statements of FTAI Aviation Ltd. appearing in FTAI Aviation Ltd.'s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of FTAI Aviation Ltd.'s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.